EXECUTION COPY

                                CREDIT AGREEMENT


     CREDIT AGREEMENT, dated as of the 22nd day of January, 2003 by and among COMPX INTERNATIONAL INC., a corporation organized under the laws of Delaware (the "Borrower"), the lenders who are or may become a party to this Agreement, as Lenders (the "Lenders"), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (the "Administrative Agent").

                              STATEMENT OF PURPOSE

     The Borrower has requested, and the Lenders have agreed, to extend certain credit facilities to the Borrower on the terms and conditions of this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to ----------- them below:

     "Administrative Agent" means Wachovia in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 12.9.

     "Administrative Agent's Correspondent" means Wachovia Bank, National Association, London Branch, or any other financial institution designated by the Administrative Agent to act as its correspondent hereunder with respect to the distribution and payment of Alternative Currency Loans.

     "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 13.1(c).

     "Affiliate" means, with respect to any Person, any other Person (other than a Subsidiary of the Borrower) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means (a) the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Aggregate Commitment" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be Forty-Seven Million Five Hundred Thousand Dollars ($47,500,000). At no time shall the Aggregate Commitment exceed Fifty Million Dollars ($50,000,000).

     "Agreement" means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

     "Alternative  Currency"  means (i) the euro,  (ii) the Canadian  Dollar and
(iii) with the prior written consent of the Administrative Agent and the Lenders, any other lawful currency (other than Dollars) which is freely transferable and convertible into Dollars in the United States currency market and freely available to all of the Lenders in the London interbank deposit market.

     "Alternative Currency Amount" means with respect to each Loan made or continued (or to be made or continued) in an Alternative Currency, the amount of such Alternative Currency which is equivalent to the principal amount in Dollars of such Loan at the most favorable spot exchange rate determined by the Administrative Agent to be available to it at approximately 11:00 a.m. (Charlotte time) two (2) Business Days before such Loan is made or continued (or to be made or continued). When used with respect to any other sum expressed in Dollars, "Alternative Currency Amount" shall mean the amount of such Alternative Currency which is equivalent to the amount so expressed in Dollars at the most favorable spot exchange rate determined by the Administrative Agent to be available to it at the relevant time.

     "Alternative Currency Commitment" means the lesser of (i) Ten Million Dollars ($10,000,000) and (ii) the Aggregate Commitment, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof.

     "Alternative Currency Facility" means the alternative currency facility established pursuant to Section 2.2.

     "Alternative   Currency   Lender"  means  Wachovia,   in  its  capacity  as
alternative currency lender hereunder.

     "Alternative Currency Loan" means any revolving credit loan denominated in an Alternative Currency made by the Alternative Currency Lender to the Borrower pursuant to Section 2.2, and all such Alternative Currency Loans collectively as the context requires.

     "Alternative Currency Note" means the Alternative Currency Note made by the Borrower payable to the order of the Alternative Currency Lender, substantially in the form of Exhibit A-3 hereto, evidencing the Alternative Currency Loans, and any amendments, supplements and modifications thereto, any substitutes therefor and any replacements, restatements, renewals or extensions thereof, in whole or in part.

     "Applicable Law" means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

     "Applicable Margin" shall have the meaning assigned thereto in Section 4.1(c); provided, that with respect to each LIBOR Rate Loan made in an Alternative Currency, the Applicable Margin shall include the Mandatory Cost Rate, as determined pursuant to the formula set forth on Schedule 1.1(b) hereto.

     "Application" means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

     "Approved Fund" means any Person (other than a natural Person), including, without limitation, any special purpose entity, that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business; provided, that with respect to any assignment of any Commitment, such Approved Fund must be administered by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     "Arbitration Rules" shall have the meaning assigned thereto in Section 13.6(a).

     "Assignment  and  Acceptance"  shall have the meaning  assigned  thereto in
Section 13.10.

     "Available Commitment" means, as to any Lender at any time, an amount equal to (a) such Lender's Commitment less (b) such Lender's Extensions of Credit.

     "Base Rate" means, at any time, the higher of (a) the Prime Rate and (b) the Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

     "Base Rate Loan" means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 4.1(a).

     "Benefited Lender" shall have the meaning assigned thereto in Section 4.6.

     "Borrower" means CompX International Inc., a corporation organized under the laws of Delaware, in its capacity as borrower hereunder.

     "Business Day" means (a) for all purposes other than as set forth in clause
(b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their domestic or international commercial banking business, as applicable, and
(b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day (i) that is a Business Day described in clause (a) and that is also a day for trading by and between banks in deposits for the applicable Permitted Currency in the London interbank market and (ii) on which banks are open for the conduct of their domestic and international banking business in the place where the Administrative Agent or the Administrative Agent's Correspondent shall make available Loans in such Permitted Currency. Notwithstanding the foregoing, with respect to any amount denominated or to be denominated in the euro, any reference to a "Business Day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in New York, New York and prime banks in London generally provide quotations for deposits denominated in the euro.

     "Calculation  Date"  shall  have the  meaning  assigned  thereto in Section
4.1(c).

     "Canadian Dollar" means, at any time of determination, the then official currency of Canada.

     "Capital Expenditures" means, with respect to the Borrower and its Subsidiaries for any period, the aggregate amount of all expenditures of the Borrower and its Subsidiaries during such period that, in conformity with GAAP, are included in "additions to property, plant and equipment" or comparable items reflected in the consolidated financial statements of the Borrower and its Subsidiaries.

     "Capital Lease" means any lease of any property by the Borrower or any of its Subsidiaries, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries.

     "Change in Control" shall have the meaning assigned thereto in Section 11.1(h).

     "Closing Date" means the date of this Agreement or such later Business Day upon which each condition described in Section 5.2 shall be satisfied or waived in all respects in a manner acceptable to the Administrative Agent, in its sole discretion.

     "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or modified from time to time.

     "Collateral" means the collateral security for the Obligations pledged or granted pursuant to the Security Documents.

     "Collateral Agreement" means the collateral agreement of even date executed by the Borrower and each of the Subsidiary Guarantors in favor of the Administrative Agent, for the benefit of itself and the Lenders, substantially in the form of Exhibit I, as amended, restated, supplemented or otherwise modified from time to time.

     "Commitment" means, as to any Lender, the obligation of such Lender to make Loans (including, without limitation, to participate in Swingline Loans and Alternative Currency Loans) to the Borrower, and issue or participate in Letters of Credit issued for the account of the Borrower, in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a) hereto, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.

     "Commitment Fee Rate" shall have the meaning assigned thereto in Section 4.3(a).

     "Commitment  Percentage"  means, as to any Lender at any time, the ratio of
(a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment of all of the Lenders.

     "Consolidated" means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

     "Consolidated Net Worth" means, with respect to the Borrower and its Subsidiaries, on any date of determination, the total shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting the treasury stock) of the Borrower and its Subsidiaries appearing on a Consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP (excluding on a cumulative basis any adjustments for foreign currency translation).

     "Credit Facility" means, collectively, the Revolving Credit Facility, the Swingline Facility, the Alternative Currency Facility and the L/C Facility.

     "Current  Dividend  Level"  shall  have the  meaning  set forth in  Section
10.6(c).

     "Debt" means, with respect to the Borrower and its Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with
GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person (provided that "Debt" shall not include trade payables and other accrued liabilities arising in the ordinary course of business which are either (i) not more than ninety (90) days past due or (ii) if more than ninety (90) days past due, being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP), (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Guaranty Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including without limitation any Reimbursement Obligation, and banker's acceptances issued for the account of any such Person, (g) all obligations of any such Person to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock or other securities or partnership interests of such Person, (h) all net payment obligations incurred by any such Person pursuant to Hedging Agreements (solely to the extent that such net payment obligations are in excess of $2,000,000), (i) all outstanding payment obligations with respect to Synthetic Leases and (j) the outstanding attributed principal amount under any asset securitization program. For the purpose of item (h) above, (1) the amount of any net payment obligation pursuant to any Hedging Agreement on any date shall be deemed to be the Termination Value thereof as of such date and (2) "Termination Value" means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (A) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (B) for any date prior to the date referenced in clause (A), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include any Person that is a Lender or an Affiliate thereof at the time such Hedging Agreement is executed).

     "Default" means any of the events specified in Section 11.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

     "Disputes" shall have the meaning set forth in Section 13.6.

     "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

     "Dollar Amount" means (a) with respect to each Loan made or continued (or to be made or continued), or Letter of Credit issued or extended (or to be issued or extended), in Dollars, the principal amount thereof and (b) with respect to each Loan made or continued (or to be made or continued) in an Alternative Currency, the amount of Dollars which is equivalent to the principal amount of such Loan, at the most favorable spot exchange rate determined by the Administrative Agent at approximately 11:00 a.m. (the time of the Administrative Agent's Correspondent) two (2) Business Days before such Loan is made or continued (or to be made or continued). When used with respect to any other sum expressed in an Alternative Currency, "Dollar Amount" shall mean the amount of Dollars which is equivalent to the amount so expressed in such Alternative Currency at the most favorable spot exchange rate determined by the Administrative Agent to be available to it at the relevant time.

     "Domestic Subsidiary" means any Subsidiary of the Borrower organized under the laws of any state of the United States or the District of Columbia.

     "EBIT" means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (a) Net Income for such period plus (b) the sum of the following to the extent deducted in determining Net Income: (i) income taxes, franchise taxes and similar taxes imposed in lieu of net income taxes, (ii) Interest Expense and (iii) all non cash charges associated with any asset impairment less (c) interest income; provided that for the purposes of determining EBIT for any period during which any Permitted Acquisition is consummated, EBIT shall be adjusted to give effect to the consummation of such Permitted Acquisition on a pro forma basis in accordance with GAAP, as if such Permitted Acquisition occurred on the first day of such period, such adjustments to be calculated in a manner reasonably satisfactory to the Administrative Agent.

     "EBITDA" means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (a) Net Income for such period plus (b) the sum of the following to the extent deducted in determining Net Income: (i) income taxes, franchise taxes and similar taxes imposed in lieu of net income taxes, (ii) Interest Expense, (iii) amortization, depreciation and other non-cash charges and (iv) all non cash charges associated with any asset impairment less (c) interest income; provided that for the purposes of determining EBITDA for any period during which any Permitted Acquisition is consummated, EBITDA shall be adjusted to give effect to the consummation of such Permitted Acquisition on a pro forma basis in accordance with GAAP, as if such Permitted Acquisition occurred on the first day of such period, such adjustments to be calculated in a manner reasonably satisfactory to the Administrative Agent.

     "Eligible Assignee" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and Development, or a political subdivision of any such country, having combined capital and surplus in excess of $500,000,000, (c) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (d) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (e) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, (f) any Affiliate of assigning Lender, (g) any Approved Fund or (h) any other Person that has been approved in writing as an Eligible Assignee by (i) other than upon the occurrence and during the continuance of any Default or Event of Default, the Borrower, and (ii) the Administrative Agent.

     "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

     "EMU Legislation" means legislative measures of the Council of European Union for the introduction of, change over to or operation of the euro.

     "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

     "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.

     "Environmental Laws" means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

     "ERISA Affiliate" means any Person who together with the Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

     "euro" means the single currency to which the Participating Member States of the European Union have converted.

     "euro unit" means the currency unit of the euro.

     "Eurodollar Reserve Percentage" means, for any day with respect to any LIBOR Rate Loan denominated in Dollars, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

     "Event of Default" means any of the events specified in Section 11.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

     "Existing Facility" means the credit facility established pursuant to the $100,000,000 Credit Agreement dated as of February 26, 1998, by and among the Borrower, Bankers Trust Company, as Agent, and the various lending institutions party thereto, as amended, restated, supplemented or otherwise modified.

     "Extensions of Credit" means, as to any Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (ii) such Lender's Commitment Percentage of the L/C Obligations then outstanding, (iii) such Lender's Commitment Percentage of the Swingline Loans then outstanding and (iv) such Lender's Commitment Percentage of the Alternative Currency Loans then outstanding or (b) the making of any Loan or participation in any Letter of Credit by such Lender, as the context requires.

     "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

     "Federal Funds Rate" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediately preceding Business Day.

     "Fiscal Year" means the fiscal year of the Borrower and its Subsidiaries ending on the nearest Sunday to December 31 (for United States reporting purposes).

     "Foreign Subsidiary" means any Subsidiary of the Borrower not organized under the laws of any State of the United States or the District of Columbia.

     "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrower and its Subsidiaries throughout the period indicated and (subject to Section 13.9) consistent with the prior financial practice of the Borrower and its Subsidiaries.

     "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guaranty Obligation" means, with respect to the Borrower and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligations of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

     "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

     "Hedging Agreement" means any agreement with respect to any Interest Rate Contract, forward rate agreement, commodity swap, forward foreign exchange agreement, currency swap agreement, cross-currency rate swap agreement, currency option agreement or other agreement or arrangement designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices, all as amended, restated, supplemented or otherwise modified from time to time.

     "Hedging Obligations" shall have the meaning assigned thereto in the definition of "Obligations".

     "Interest Expense" means, with respect to the Borrower and its Subsidiaries for any period, the gross interest expense of the Borrower and its Subsidiaries, all determined for such period on a Consolidated basis, without duplication, in accordance with GAAP.

     "Interest  Period"  shall  have the  meaning  assigned  thereto  in Section
4.1(b).

     "Interest Rate Contract" means any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, interest rate option or any other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement, all as amended, restated, supplemented or otherwise modified from time to time.

     "ISP  98"  means  the  International   Standby  Practices  (1998  Revision,
effective January 1, 1999),  International  Chamber of Commerce  Publication No.
590.

     "Issuing Lender" means Wachovia, in its capacity as issuer of any Letter of Credit, or any successor thereto.

     "Joinder Agreement" means, collectively, each joinder agreement executed in favor of the Administrative Agent for the ratable benefit of itself and the Lenders, substantially in the form of Exhibit J.

     "L/C Commitment" means the lesser of (a) Ten Million Dollars ($10,000,000) and (b) the Aggregate Commitment.

     "L/C Facility" means the letter of credit facility  established pursuant to
Article III.

     "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

     "L/C Participants" means the collective reference to all the Lenders other than the Issuing Lender.

     "Lender" means each Person executing this Agreement as a Lender (including, without limitation, the Issuing Lender, the Swingline Lender and the Alternative Currency Lender unless the context otherwise requires) set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.10.

     "Lender Addition and Acknowledgment Agreement" means each agreement executed pursuant to Section 2.9 by the Borrower and an existing Lender or a Person not theretofore a Lender, as applicable, and acknowledged by the Administrative Agent and each Guarantor, providing for an increase in the Aggregate Commitment hereunder, acknowledging that any Person not theretofore a Lender shall be a party hereto and have the rights and obligations of a Lender hereunder, and setting forth the Commitment of each Lender.

     "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Commitment Percentage of the Extensions of Credit.

     "Letters of Credit" shall have the meaning assigned thereto in Section 3.1.

     "Leverage Ratio" means the ratio calculated pursuant to Section 9.1.

     "LIBOR" means the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 (or the Alternative Currency Amount thereof with respect to a borrowing to be made in an Alternative Currency) for a period equal to the applicable Interest Period which appears on the Dow Jones Market Screen 3750, or the applicable Reuters Screen Page, as determined by the Administrative Agent in its sole discretion, at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Dow Jones Market Screen 3750, or the applicable Reuters Screen Page, then "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in the Permitted Currency in which the applicable Loan is denominated would be offered by first class banks in the London interbank market to the Administrative Agent (or the Administrative Agent's Correspondent) approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

     "LIBOR Rate" means

     (i) with respect to any LIBOR Rate Loan denominated in Dollars, a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

     LIBOR Rate =     LIBOR
                      -------------------------------
                      1.00-Eurodollar Reserve Percentage

                  and

     (ii) with respect to any LIBOR Rate Loan denominated in any Alternative Currency, a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) equal to LIBOR.

Each calculation by the Administrative Agent of the LIBOR Rate shall be conclusive and binding for all purposes, absent manifest error.

     "LIBOR Rate Loan" means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 4.1(a).

     "Lien" means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

     "Liquidity" means, with respect to the Borrower and its Subsidiaries as of any date of determination, (i) consolidated cash and cash equivalents as of such date plus (ii) the aggregate Available Commitments as of such date.

     "Loan Documents" means, collectively, this Agreement, the Notes, the Applications, the Subsidiary Guaranty Agreement, the Security Documents, each Joinder Agreement and each other document, instrument, certificate and agreement executed and delivered by the Borrower or any Subsidiary thereof in connection with this Agreement (excluding any Hedging Agreement), all as may be amended, restated, supplemented or otherwise modified from time to time.

     "Loans" means the collective reference to the Revolving Credit Loans, the Alternative Currency Loans and the Swingline Loans and "Loan" means any of such Loans.

     "Mandatory Cost Rate" means an addition to the interest rate on any Revolving Credit Loan or Alternative Currency Loan made by any Lender to compensate such Lender for the cost imputed to the Lender resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 and/or by the Bank of England and/or the Financial Services Authority (or other Governmental Authorities of the United Kingdom) of a requirement to place non-interest bearing cash ratio deposits or special deposits (whether interest bearing or not) with the Bank of England and/or fees to the Financial Services Authority calculated by reference to liabilities used to fund the Revolving Credit Loans and the Alternative Currency Loans, expressed as a rate per annum and determined pursuant to the formula set forth on Schedule 1.1(b) hereto.

     "Material Adverse Effect" means a material adverse effect on (i) the properties, business, prospects, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or any of its Subsidiaries to perform its material obligations under the Loan Documents to which it is a party, or (iii) the validity and enforceability of the Loan Documents.

     "Material Domestic Subsidiary" means, at any time, (a) any Domestic Subsidiary of the Borrower with net assets in excess of three percent (3%) of the total net assets of the Borrower and its Subsidiaries as reflected on the financial statements delivered in accordance with Section 7.1, (b) any parent of any Domestic Subsidiary referred to in clause (a) of this definition, which parent is also a Domestic Subsidiary and which parent is not deemed a "Material Domestic Subsidiary" pursuant to clause (a) of this definition, (c) any Domestic Subsidiary of the Borrower voluntarily designated in writing to the Administrative Agent by the Borrower as a "Material Domestic Subsidiary" regardless of whether such Domestic Subsidiary is deemed a "Material Domestic Subsidiary" pursuant to clause (a) or (b) of this definition and (d) any Domestic Subsidiary of the Borrower that executes all the relevant joinder documents in compliance with Section 8.11 regardless of whether such Domestic Subsidiary is deemed a "Material Domestic Subsidiary" pursuant to clause (a),
(b) or (c) of this definition; provided, however, that notwithstanding the foregoing, Domestic Subsidiaries of the Borrower which are not "Material Domestic Subsidiaries" shall not have total net assets equal to greater than ten percent (10%) of total net assets of the Borrower and its Subsidiaries at any time.

     "Mortgages" means the collective reference to each deed of trust, mortgage, or other real property security document, whether encumbering a leasehold or fee interest in real property, required by the Administrative Agent and executed by the Borrower or any Material Domestic Subsidiary thereof in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, as each such document may be amended, restated, supplemented or otherwise modified from time to time.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make, contributions within the preceding six (6) years.

     "Net Cash Position" means on any day, with respect to the Operating Account, a sum equal to the opening available balance in the Operating Account, plus any maturing investment principal and interest credited to the Operating Account, minus the daily presentment of checks and Operating Account holds, minus any floor balance which has been established to cover bank charges, minus any maturing interest debited to the Operating Account, in each case for such day.

     "Net Cash Proceeds" means, as applicable, (a) with respect to any sale or other disposition of assets, the gross cash proceeds received by the Borrower or any of its Subsidiaries from such sale (including, without limitation, cash received by way of deferred payment pursuant to a note receivable, conversion of non-cash consideration, cash payments in respect of purchase price adjustments or otherwise, but only as and when such cash is actually received) less the sum of (i) all income taxes and other taxes assessed by a Governmental Authority which are paid or payable by the Borrower or any of its Subsidiaries as a result of such sale or other disposition, (ii) any other costs, fees and expenses incurred in connection with such sale or other disposition and (iii) the principal amount of, premium, if any, and interest on any Debt which is required to be repaid by the Borrower or any of its Subsidiaries in connection with such sale, (b) with respect to any offering of capital stock or issuance of Debt, the gross cash proceeds received by the Borrower or any of its Subsidiaries therefrom less all legal, underwriting and other fees and expenses incurred in connection therewith and (c) with respect to any payment under an insurance policy or in connection with a condemnation proceeding, the amount of cash proceeds received by the Borrower or any of its Subsidiaries from an insurance company or Governmental Authority, as applicable, net of all expenses of collection and net of all income taxes and other taxes assessed by any Governmental Authority which are paid or payable by the Borrower or any of its Subsidiaries as a result of receiving any such payment.

     "Net Income" means, with respect to the Borrower and its Subsidiaries, for any period of determination, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP; provided that there shall be excluded from Net Income (a) the net income (or loss) of any Person in which the Borrower or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid to the Borrower or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries, (c) the cumulative effect of a change in accounting principles required or permitted by a change in GAAP subsequent to the Closing Date, and (d) any net gain classified as an extraordinary item in accordance with GAAP.

     "Non-Material Domestic Subsidiary" means any Domestic Subsidiary of the Borrower which is not a Material Domestic Subsidiary.

     "Notes" means the collective reference to the Revolving Credit Notes, the Alternative Currency Note and the Swingline Note and "Note" means any of such Notes.

     "Notice of Account  Designation" shall have the meaning assigned thereto in
Section 2.4(b).

     "Notice of Borrowing" shall have the meaning assigned thereto in Section 2.4(a).

     "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 4.2.

     "Notice of Prepayment" shall have the meaning assigned thereto in Section 2.5(c).

     "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all existing or future payment and other obligations owing by the Borrower under any Hedging Agreement (which such Hedging Agreement is permitted hereunder) with any Person that is a Lender hereunder or an Affiliate of a Lender hereunder at the time such Hedging Agreement is executed (all such obligations with respect to any such Hedging Agreement, "Hedging Obligations") and (d) all other fees and commissions (including attorneys' fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent, in each case under or in respect of this Agreement, any Note, any Letter of Credit or any of the other Loan Documents of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note.

     "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 7.2.

     "Operating Account" means the principal operating account of the Borrower maintained with Wachovia.

     "Operating Lease" shall mean, as to any Person as determined in accordance with GAAP, any lease of property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

     "Other Taxes" shall have the meaning assigned thereto in Section 4.13(b).

     "Participating Member State" means each state so described in any EMU Legislation.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

     "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for the employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of the Borrower or any of its current or former ERISA Affiliates.

     "Permitted Acquisition" has the meaning set forth in Section 10.3(c).

     "Permitted Acquisition Documents" means with respect to any acquisition proposed by the Borrower or any Subsidiary thereof, the purchase agreement, sale agreement, merger agreement or other agreement evidencing such acquisition, including, without limitation, all legal opinions and each other document executed, delivered, contemplated by or prepared in connection therewith and any amendment, modification or supplement to any of the foregoing.

     "Permitted Currency" means Dollars or any Alternative Currency, or each such currency, as the context requires.

     "Permitted Holders" means (i) Harold C. Simmons, (ii) the trustees of the Harold C. Simmons Family Trust No. 1 dated January 1, 1964, the Harold C. Simmons Family Trust No. 2 dated January 1, 1964 and any trust or trusts established after the Closing Date for the benefit of Harold C. Simmons and/or his spouse or his or her descendants, whether natural or adopted (such trusts collectively, the "Trusts" and such individuals, collectively the "Beneficiaries"), (iii) each of the Trusts, (iv) each of the Beneficiaries, (v) any Person controlled, directly or indirectly, by one or more of the Persons described in clauses (i) through (iv) above, (vi) any employee benefit plan or pension fund of the Borrower or any Subsidiary and any Person holding any class of voting stock of the Borrower or Subsidiary for or pursuant to the terms of any such plan or fund, and (vii) any group made up of Persons described in clauses (i) through (vi) above.

     "Person" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

     "Pounds Sterling" means, at any time of determination, the then official currency of the United Kingdom of Great Britain and Northern Ireland.

     "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by Wachovia as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by Wachovia as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

     "Register" shall have the meaning assigned thereto in Section 13.10(d).

     "Reimbursement   Obligation"  means  the  obligation  of  the  Borrower  to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

     "Replaced  Lender"  shall  have the  meaning  assigned  thereto  in Section
4.15(c).

     "Replacement Lender" shall have the meaning assigned thereto in Section 4.15(c).

     "Required Lenders" means, at any date, any combination of Lenders whose Commitment Percentages aggregate at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Commitment or, if the Credit Facility has been terminated pursuant to Section 11.2, any combination of Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the aggregate Extensions of Credit (with the aggregate amount of each Lender's risk participation and funded participation in Alternative Currency Loans, Swingline Loans and L/C Obligations being deemed "held" by such Lender for the purposes of this definition).

     "Responsible Officer" means any of the following: the chief executive officer, president, chief financial officer or controller of the Borrower or any other officer of the Borrower reasonably acceptable to the Administrative Agent.

     "Revolving  Credit  Facility"  means  the  revolving  credit,   alternative
currency and swingline facilities established pursuant to Article II.

     "Revolving Credit Loans" means any revolving credit loan denominated in Dollars made by the Lenders to the Borrower pursuant to Section 2.1, and all such revolving credit loans collectively as the context requires.

     "Revolving Credit Notes" means the collective reference to the Revolving Credit Notes made by the Borrower payable to the order of each Lender, substantially in the form of Exhibit A-1 hereto, evidencing the Revolving Credit Facility, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part; "Revolving Credit Note" means any of such Revolving Credit Notes.

     "Revolving Credit Termination Date" means the earliest of the dates referred to in Section 2.8.

     "Security  Documents"  means the  collective  reference  to the  Subsidiary
Guaranty Agreement, the Collateral Agreement, the Mortgages and each other agreement or writing pursuant to which the Borrower or any Subsidiary thereof purports to pledge or grant a security interest in any property or assets securing the Obligations or any such Person purports to guaranty the payment and/or performance of the Obligations, in each case, as amended, restated, supplemented or otherwise modified from time to time.

     "Solvent" means, as to the Borrower and its Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, at fair valuation, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

     "Subordinated Debt" means the collective reference to any Debt of the Borrower or any Subsidiary subordinated in right and time of payment to the Obligations and containing such other terms and conditions, in each case as are satisfactory to the Required Lenders.

     "Subsidiary" means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by or the management is otherwise controlled by such Person
(irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrower.

     "Subsidiary Guaranty Agreement" means the unconditional guaranty agreement of even date executed by the Subsidiary Guarantors in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, substantially in the form of Exhibit H, as amended, restated, supplemented or otherwise modified from time to time.

     "Subsidiary Guarantors" means the Material Domestic Subsidiaries of the Borrower.

     "Sweep Plus Service Program" means the Sweep Plus Service Program of Wachovia and any other cash management arrangement which the Borrower and Wachovia agree should be included in the borrowing and repayment of Swingline Loans pursuant to Section 2.3.

     "Swingline Commitment" means the lesser of (a) Five Million Dollars ($5,000,000) and (b) the Aggregate Commitment.

     "Swingline  Facility" means the swingline facility  established pursuant to
Section 2.3.

     "Swingline Lender" means Wachovia in its capacity as swingline lender hereunder.

     "Swingline Loan" means any swingline loan denominated in Dollars made by the Swingline Lender to the Borrower pursuant to Section 2.3, and all such swingline loans collectively as the context requires.

     "Swingline Note" means the Swingline Note made by the Borrower payable to the order of the Swingline Lender, substantially in the form of Exhibit A-2 hereto, evidencing the Swingline Loans, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

     "Swingline   Termination  Date"  means  the  first  to  occur  of  (a)  the resignation of Wachovia as Administrative Agent in accordance with Section 12.9 and (b) the Revolving Credit Termination Date.

     "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.

     "Taxes" shall have the meaning assigned thereto in Section 4.13(a).

     "Termination Event" means except for any such event or condition that could not reasonably be expected to have a Material Adverse Effect: (a) a "Reportable Event" described in Section 4043 of ERISA for which the notice requirement has not been waived by the PBGC, or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or
(d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA, or (g) the partial or complete withdrawal of the Borrower of any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

     "Total Funded Debt" means, as of any date of determination with respect to the Borrower and its Subsidiaries on a Consolidated basis without duplication, the sum of all Debt of the Borrower and its Subsidiaries.

     "Treaty on European Union" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act of 1986 and the Maastricht Treaty (signed February 7, 1992), as amended from time to time.

     "UCC" means the Uniform Commercial Code as in effect in the State of North Carolina, as amended or modified from time to time.

     "Uniform Customs" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), effective January 1994 International Chamber of Commerce Publication No. 500.

     "United States" means the United States of America.

     "Wachovia" means Wachovia Bank, National Association, a national banking association, and its successors.

     "Wholly-Owned" means, with respect to a Subsidiary, any Subsidiary for which all of the shares of capital stock or other ownership interests are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries (except for directors' qualifying shares or other shares required by Applicable Law to be owned by a Person other than the Borrower).

     SECTION 1.2 General. Unless otherwise specified, a reference in this Agreement to a particular article, section, subsection, Schedule or Exhibit is a reference to that article, section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

     SECTION 1.3 Effectiveness of Euro Provisions. With respect to any state (or the currency of such state) that is not a Participating Member State on the date of this Agreement, the provisions of Sections 4.1(g), 4.8(b), 4.8(c) and 4.14 shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a Participating Member State.

SECTION 1.4.  Other Definitions and Provisions.
              --------------------------------

     (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

     (b) Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.


                                   ARTICLE II

                            REVOLVING CREDIT FACILITY

     SECTION 2.1 Revolving Credit Loans. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make Revolving Credit Loans in Dollars to the Borrower from time to time from the Closing Date through, but not including, the Revolving Credit Termination Date as requested by the Borrower, in accordance with the terms of Section 2.4; provided, that, based upon the Dollar Amount of all outstanding Loans and L/C Obligations, (a) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Aggregate Commitment less the Swingline Commitment less the sum of all outstanding Alternative Currency Loans and L/C Obligations and (b) the aggregate principal amount of all outstanding Revolving Credit Loans from any Lender to the Borrower shall not at any time exceed such Lender's Commitment less such Lender's Commitment Percentage of the Swingline Commitment less such Lender's Commitment Percentage of the sum of all outstanding Alternative Currency Loans and L/C Obligations. Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Termination Date.

     SECTION 2.2 Alternative Currency Loans.

     (a) Availability. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth herein, the Alternative Currency Lender agrees to make Alternative Currency Loans to the Borrower from time to time from the Closing Date through, but not including, the Revolving Credit Termination Date as requested by the Borrower in accordance with the terms of Section 2.4; provided, that, based upon the Dollar Amount of all outstanding Loans and L/C Obligations, the aggregate principal amount of all outstanding Alternative Currency Loans (after giving effect to any amount requested) shall not exceed the lesser of (i) the Aggregate Commitment less the sum of the aggregate principal amount of all outstanding Revolving Credit Loans less the Swingline Commitment less the sum of all outstanding L/C Obligations, and (ii) the Alternative Currency Commitment; provided further that the Alternative Currency Lender will not make an Alternative Currency Loan from and after the date which is one (1) day after it has received written notice from the Administrative Agent (upon the request of the Required Lenders) that one or more of the applicable conditions to Extensions of Credit specified in Section
5.3 is not then satisfied until such conditions are satisfied or waived in accordance with the provisions of this Agreement (and the Alternative Currency Lender shall be entitled to conclusively rely on any such notice and shall have no obligation to independently investigate the accuracy of such notice and shall have no liability to the Borrower in respect thereof if such notice proves to be inaccurate). Alternative Currency Loans shall be funded in an amount equal to the Alternative Currency Amount of such Alternative Currency Loan. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Alternative Currency Loans hereunder until the Revolving Credit Termination Date.

     (b) Refunding of Alternative Currency Loans.

          (i) Upon the occurrence and during the continuance of an Event of Default, each Alternative Currency Loan may, at the discretion of the Alternative Currency Lender, be converted immediately to a Base Rate Loan funded in Dollars by the Lenders in an amount equal to the Dollar Amount of such Alternative Currency Loan for the remainder of the Interest Period applicable to such Alternative Currency Loan. Such Base Rate Loan shall thereafter be reflected as a Revolving Credit Loan of the Lenders on the books and records of the Administrative Agent. Each Lender shall fund its respective Commitment Percentage of such Revolving Credit Loan as required to repay Alternative Currency Loans outstanding to the Alternative Currency Lender upon such demand by the Alternative Currency Lender in no event later than 2:00 p.m. (Charlotte time) on the next succeeding Business Day after such demand is made. No Lender's obligation to fund its respective Commitment Percentage of any Revolving Credit Loan required to repay such Alternative Currency Loan shall be affected by any other Lender's failure to fund its Commitment Percentage of such Revolving Credit Loan, nor shall any Lender's Commitment Percentage be increased as a result of any such failure of any other Lender to fund its Commitment Percentage of such Revolving Credit Loan.

          (ii) The Borrower shall pay to the Alternative Currency Lender, for the account of the Alternative Currency Lender, on demand the amount of such Alternative Currency Loans to the extent amounts received from the Lenders are not sufficient to refund in full the outstanding Alternative Currency Loans requested or required to be refunded upon the occurrence and during the continuance of an Event of Default. In addition, the Borrower hereby authorizes the Administrative Agent, upon the occurrence and during the continuance of an Event of Default, to charge any account maintained by the Borrower with the Alternative Currency Lender (up to the amount available therein) in order to immediately pay the Alternative Currency Lender the amount of such Alternative Currency Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Alternative Currency Loans requested or required to be refunded. If any portion of any such amount paid to the Alternative Currency Lender shall be recovered by or on behalf of the Borrower from the Alternative Currency Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Commitment Percentages (unless the amount so recovered by or on behalf of the Borrower pertains to an Alternative Currency Loan extended after the occurrence and during the continuance of an Event of Default of which the Alternative Currency Lender has received notice in the manner required pursuant to Section 12.5 and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).

          (iii) Each Lender acknowledges and agrees that its obligation to refund Alternative Currency Loans in accordance with the terms of this Section
2.2 is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article V. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Alternative Currency Loans pursuant to this Section 2.2, one of the events described in Section 11.1(i) or (j) shall have occurred, each Lender will, on the date the applicable Revolving Credit Loans would have been made, purchase an undivided participating interest in such Alternative Currency Loans to be refunded in an amount equal to its Commitment Percentage of the aggregate amount of such Alternative Currency Loans. Each Lender will immediately transfer to the Administrative Agent, for the account of the Alternative Currency Lender, in immediately available funds in Dollars, the amount of its participation. Whenever, at any time after the Alternative
Currency Lender has received from any Lender such Lender's participating interest in the refunded Alternative Currency Loans, the Alternative Currency Lender receives any payment on account thereof, the Alternative Currency Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded).

          (iv) In the event that any Lender fails to make payment to the Alternative Currency Lender of any amount due under this Section 2.2, the Administrative Agent, on behalf of the Alternative Currency Lender, shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Alternative Currency Lender receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Alternative Currency Lender of any amount due under this Section 2.2, such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the Alternative Currency Lender, without recourse or warranty, an undivided interest and participation in the applicable Alternative Currency Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received.

     SECTION 2.3 Swingline Loans.

     (a) Availability. Subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time from the Closing Date through, but not including, the Swingline Termination Date; provided, that (i) all Swingline Loans shall be denominated in Dollars and
(ii) based upon the Dollar Amount of all outstanding Loans and L/C Obligations, the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the lesser of (A) the Aggregate Commitment less the sum of all outstanding Revolving Credit Loans, Alternative Currency Loans and L/C Obligations and (B) the Swingline Commitment; provided further that the Swingline Lender will not make a Swingline Loan from and after the date which is one (1) day after it has received written notice from the Administrative Agent (upon the request of the Required Lenders) that one or more of the applicable conditions to Extensions of Credit specified in
Section 5.3 is not then satisfied until such conditions are satisfied or waived in accordance with the provisions of this Agreement (and the Swingline Lender shall be entitled to conclusively rely on any such notice and shall have no obligation to independently investigate the accuracy of such notice and shall have no liability to the Borrower in respect thereof if such notice proves to be inaccurate).

     (b) Sweep Plus Service Program. On each Business Day, the Administrative Agent shall calculate the Net Cash Position. If the Net Cash Position is less than zero, then the Borrower shall be deemed to have irrevocably requested that the Swingline Lender make a Swingline Loan to the Borrower in an amount equal to the lesser of (i) an amount, which when rounded up to the nearest $1,000, equals or exceeds the amount of the deficit Net Cash Position and (ii) an amount, which when added to the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the lesser of, based upon the Dollar Amount of all outstanding Loans and L/C Obligations, (A) the Aggregate Commitment less the sum of all outstanding Revolving Credit Loans, all outstanding Alternative Currency Loans and the L/C Obligations and (B) the Swingline Commitment; provided, however, that the obligation of the Swingline Lender to make any such Swingline Loan to the Borrower shall be subject to all the terms and conditions hereof (including, without limitation, Section 5.3 hereof).

     (c) Payment of Principal and Interest. Principal and interest on Swingline Loans deemed requested pursuant to Section 2.3(b) hereof shall be paid pursuant to the terms and conditions of the Sweep Plus Service Program without any deduction, setoff or counterclaim whatsoever. Principal and interest on Swingline Loans requested pursuant to Section 2.3 hereof shall be paid pursuant to the terms of this Agreement. Unless sooner paid pursuant to the provisions hereof or the provisions of the Sweep Plus Service Program, the principal of the Swingline Loans shall be paid in full, together with accrued interest thereon, on the Swingline Termination Date.

     (d) Refunding.

          (i) Swingline Loans shall be refunded by the Lenders on demand by the Swingline Lender. Such refundings shall be made by the Lenders in accordance with their respective Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Lenders on the books and records of the Administrative Agent. Each Lender shall fund its respective Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 2:00 p.m. (Charlotte time) on the next succeeding Business Day after such demand is made. No Lender's obligation to fund its respective Commitment Percentage of a Swingline Loan shall be affected by any other Lender's failure to fund its Commitment Percentage of a Swingline Loan, nor shall any Lender's Commitment Percentage be increased as a result of any such failure of any other Lender to fund its Commitment Percentage of a Swingline Loan.

          (ii) The Borrower shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to refund in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrower hereby authorizes the Administrative Agent to charge any account maintained by the Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Commitment Percentages (unless the amounts so recovered by or on behalf of the Borrower pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received notice in the manner required pursuant to
Section 12.5 and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).

          (iii) Each Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this Section 2.3 is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article V. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this
Section 2.3, one of the events described in Section 11.1(i) or (j) shall have occurred, each Lender will, on the date the applicable Revolving Credit Loans would have been made, purchase an undivided participating interest in such Swingline Loans to be refunded in an amount equal to its Commitment Percentage of the aggregate amount of such Swingline Loans. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender's participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded).

          (iv) In the event that any Lender fails to make payment to the Swingline Lender of any amount due under this Section 2.3, the Administrative Agent, on behalf of the Swingline Lender, shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Swingline Lender receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Swingline Lender of any amount due under this Section 2.3, such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the Swingline Lender, without recourse or warranty, an undivided interest and participation in the applicable Swingline Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received.

     SECTION 2.4 Procedure for Advances of Revolving Credit Loans, Alternative Currency Loans and Swingline Loans.

     (a) Requests for Borrowing.

          (i) Revolving Credit Loans and Alternative Currency Loans. The Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form attached hereto as Exhibit B (a "Notice of Borrowing") not later than 12:00 p.m. (Charlotte time) (A) on the same Business Day as each Base Rate Loan requested under this Section 2.4(a), (B) at least three (3) Business Days before each LIBOR Rate Loan denominated in Dollars and (C) at least four (4) Business Days before each LIBOR Rate Loan denominated in an Alternative Currency, of its intention to borrow, specifying:

               (1) the date of such borrowing, which shall be a Business Day;

               (2) if such Loan is to be a Revolving Credit Loan or an Alternative Currency Loan;

               (3) if such Loan is to be a Revolving Credit Loan, whether such Revolving Credit Loan shall be a LIBOR Rate Loan or a Base Rate Loan;

               (4) the amount of such borrowing, which shall be in an amount equal to the amount of the Aggregate Commitment or the Alternative Currency Commitment, as applicable, then available to the Borrower, or if less, (1) with respect to Base Rate Loans (other than Swingline Loans), in an aggregate principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof, (2) with respect to LIBOR Rate Loans denominated in Dollars, in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (3) with respect to LIBOR Rate Loans denominated in an Alternative
          Currency, in an aggregate principal Alternative Currency Amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof; and

               (5) if such Loan is to be a LIBOR Rate Loan, the duration of the Interest Period applicable thereto.

A Notice of Borrowing received after 12:00 p.m. (Charlotte time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

          (ii) Swingline Loans. Swingline Loans shall be requested in the manner set forth in Section 2.3.

     (b) Disbursements.

          (i) Revolving Credit Loans. Not later than 2:00 p.m. (Charlotte time) on the proposed borrowing date for any Revolving Credit Loan, each Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in Dollars in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the Revolving Credit Loan to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.4 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form of Exhibit C hereto (a "Notice of Account Designation") delivered by the Borrower to the Administrative Agent or as may be otherwise requested by the Borrower from time to time (subject to the reasonable consent of the Administrative Agent). Subject to Section 4.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section 2.4 to the extent that any Lender has not made available to the Administrative Agent its Commitment Percentage of such Revolving Credit Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders as provided in Section 2.3(d). Revolving Credit Loans to be made for the purpose of refunding Alternative Currency Loans shall be made by the Lenders as provided in Section 2.2(b).

          (ii) Alternative Currency Loans. Not later than 11:00 a.m. (the time of the Administrative Agent's Correspondent) on or before the proposed borrowing date for any Alternative Currency Loan, the Alternative Currency Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent's Correspondent in the requested Alternative Currency in funds immediately available to the Administrative Agent, the Alternative Currency Loan to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.4 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent Notice of Account Designation delivered by the Borrower to the Administrative Agent or as may be otherwise requested by the Borrower from time to time (subject to the reasonable consent of the Administrative Agent). Subject to Section 4.7, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Loan requested pursuant to this Section 2.4 to the extent that the Alternative Currency Lender has not made available to the Administrative Agent such Alternative Currency Loan.

          (iii) Swingline Loans. Swingline Loans shall be disbursed in the manner set forth in Section 2.3.

     SECTION 2.5 Repayment of Loans.

     (a) Repayment on the Revolving Credit Termination Date. The Borrower hereby agrees to repay the outstanding principal amount of (i) all Revolving Credit Loans in full in Dollars on the Revolving Credit Termination Date, (ii) all Alternative Currency Loans in full in the Alternative Currency in which each Alternative Currency Loan was initially funded on the Revolving Credit
Termination Date and (iii) all Swingline Loans in full in Dollars on the Swingline Termination Date (or, if earlier, in accordance with Section 2.3(d)), together, in each case, with all accrued but unpaid interest thereon.

     (b) Mandatory Repayment of Revolving Credit Loans.

          (i) Aggregate Commitment. If at any time (as determined by the Administrative Agent under Section 2.5(b)(v)), based upon the Dollar Amount of all outstanding Loans and L/C Obligations, (A) solely because of currency fluctuation, the outstanding principal amount of all Revolving Credit Loans exceeds one hundred and five percent (105%) of the Aggregate Commitment less the Swingline Commitment less the sum of all outstanding Alternative Currency Loans and L/C Obligations or (B) for any other reason, the outstanding principal amount of all Revolving Credit Loans exceeds the Aggregate Commitment less the Swingline Commitment less the sum of all outstanding Alternative Currency Loans and L/C Obligations, then, in each such case, the Borrower shall (I) first, if (and to the extent) necessary to eliminate such excess, immediately repay outstanding Swingline Loans (and/or reduce any pending request for such Loans on such day by the Dollar Amount of such excess), (II) second, if (and to the extent) necessary to eliminate such excess, immediately repay outstanding Revolving Credit Loans which are Base Rate Loans by the Dollar Amount of such excess (and/or reduce any pending request for such Loans on such day by the Dollar Amount of such excess), (III) third, if (and to the extent) necessary to eliminate such excess, immediately repay Revolving Credit Loans which are LIBOR Rate Loans and Alternative Currency Loans (and/or reduce any pending requests for a borrowing or continuation or conversion of such Loans submitted in respect of such Loans on such day by the Dollar Amount of such excess) and (IV) fourth, with respect to any Letters of Credit then outstanding, make a payment of cash collateral into a cash collateral account opened by the Administrative Agent for the benefit of the Lenders in an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit (such cash collateral to be applied in accordance with Section 11.2(b)).

          (ii) Alternative Currency Commitment. If at any time (as determined by the Administrative Agent under Section 2.5(b)(v)), based upon the Dollar Amount of all outstanding Loans and L/C Obligations, (A) solely because of currency fluctuation, the outstanding principal amount of all Alternative Currency Loans exceeds the lesser of (1) one hundred and five percent (105%) of the Aggregate Commitment less the Swingline Commitment less the sum of all outstanding Revolving Credit Loans and L/C Obligations and (2) one hundred and five percent (105%) of the Alternative Currency Commitment or (B) for any other reason, the outstanding principal amount of all Alternative Currency Loans exceeds the lesser of (1) the Aggregate Commitment less the Swingline Commitment less the sum of all outstanding Revolving Credit Loans and L/C Obligations and (2) the Alternative Currency Commitment, then, in each such case, such excess shall be immediately repaid, in the currency in which such Alternative Currency Loan or Alternative Currency Loans were initially funded, by the Borrower to the Administrative Agent for the account of the Alternative Currency Lender.

          (iii) Swingline Commitment. If at any time (as determined by the Administrative Agent under Section 2.5(b)(v)), based upon the Dollar Amount of all outstanding Loans and L/C Obligations, and for any reason the outstanding principal amount of all Swingline Loans exceeds the lesser of (1) the Aggregate Commitment less the sum of all outstanding Revolving Credit Loans, Alternative Currency Loans and L/C Obligations and (2) the Swingline Commitment, then, in each such case, such excess shall be immediately repaid by the Borrower to the Administrative Agent for the account of the Swingline Lender.

          (iv) Excess L/C Obligations. If at any time (as determined by the Administrative Agent under Section 2.5(b)(v)) and for any reason, based upon the Dollar Amount of all outstanding Loans and L/C Obligations, the outstanding amount of all L/C Obligations exceeds the lesser of (A) the Aggregate Commitment less the Swingline Commitment less the sum of the amount of all outstanding Revolving Credit Loans and Alternative Currency Loans and (B) the L/C Commitment, then, in each such case, the Borrower shall make a payment of cash collateral into a cash collateral account opened by the Administrative Agent for the benefit of the Lenders in an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit (such cash collateral to be applied in accordance with Section 11.2(b)).

          (v)  Compliance  and Payments.  The  Borrower's  compliance  with this
Section 2.5(b) shall be tested from time to time by the Administrative Agent at its sole discretion, but in any event shall be tested on (A) the date on which the Borrower requests the Lenders to make a Revolving Credit Loan or the Alternative Currency Lender to make an Alternative Currency Loan or the Issuing Lender to issue a Letter of Credit and (B) the date an interest payment is due under Section 4.1(e). Each such repayment pursuant to this Section 2.5(b) shall be accompanied by any amount required to be paid pursuant to Section 4.11 hereof.

     (c) Optional Repayments. The Borrower may at any time and from time to time repay the Loans, in whole or in part, upon at least four (4) Business Days' irrevocable notice to the Administrative Agent with respect to Alternative Currency Loans, upon at least three (3) Business Days' irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans denominated in Dollars and upon one (1) Business Day irrevocable notice with respect to Base Rate Loans and Swingline Loans, substantially in the form attached hereto as Exhibit D (a "Notice of Prepayment"), specifying (i) the date of repayment, (ii) the amount of repayment, (iii) whether the repayment is of Revolving Credit Loans, Alternative Currency Loans, Swingline Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each and (iv) whether the repayment is of LIBOR Rate Loans denominated in an Alternative Currency, LIBOR Rate Loans denominated in Dollars, Base Rate Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount (i) of $3,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Base Rate Loans (other than Swingline Loans), (ii) of $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans denominated in Dollars, (iii) of $2,000,000 or a whole multiple of $1,000,000 in excess thereof (based upon the Alternative Currency Amount thereof) with respect to Alternative Currency Loans and (iv) permitted pursuant to the terms and conditions of the Sweep Plus Service Program (or as otherwise agreed to by the Swingline Lender and the Borrower). Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.11 hereof.

     (d) Limitation on Repayment of LIBOR Rate Loans. The Borrower may not repay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.11 hereof.

     (e) Hedging Agreements. No repayment or prepayment pursuant to this Section
2.5 shall affect any obligations of the Borrower's obligations under any Hedging Agreement.

     (f) Payment of Interest and Other Expenses. Each repayment or prepayment pursuant to this Section 2.5 shall be accompanied by accrued interest on the amount repaid.

     SECTION 2.6 Notes.

     (a) Revolving Credit Notes. Except as otherwise provided in Section 13.10(a) - (e), each Lender's Revolving Credit Loans and the obligation of the Borrower to repay such Revolving Credit Loans shall be evidenced by a separate Revolving Credit Note executed by the Borrower payable to the order of such Lender.

     (b) Alternative Currency Note. The Alternative Currency Loans and the obligation of the Borrower to repay such Alternative Currency Loans shall be evidenced by a separate Alternative Currency Note executed by the Borrower payable to the order of the Alternative Currency Lender.

     (c) Swingline Note. The Swingline Loans and the obligation of the Borrower to repay such Swingline Loans shall be evidenced by a separate Swingline Note executed by the Borrower payable to the order of the Swingline Lender.

     SECTION 2.7 Permanent Reduction of the Aggregate Commitment and the Alternative Currency Commitment.

     (a) Voluntary Reduction. The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Aggregate Commitment at any time or (ii) portions of the Aggregate Commitment, from time to time, in an aggregate principal amount not less than $3,000,000 or any whole multiple of $1,000,000 in excess thereof; provided that in no event shall the Aggregate Commitment be reduced to an amount less than the face amount of all Letters of Credit then outstanding.

     (b) Mandatory Permanent Reduction. The Aggregate Commitment shall be permanently reduced by the following amounts:

          (i) 100% of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries from any issuance of Debt (other than Debt permitted pursuant to Section 10.1);

          (ii) 100% of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection with any sale of assets (including its equity ownership in any Person) unless, with respect to any sale of assets consisting of property, plant or equipment of the Borrower or any of its Subsidiaries, and so long as no Default or Event of Default has occurred and is continuing, such Net Cash Proceeds are reinvested in assets that are similar or complimentary to the assets sold (or otherwise in a manner acceptable to the Administrative Agent and the Required Lenders, in their sole discretion) within two hundred seventy
(270) days after receipt of such Net Cash Proceeds;  provided,  that this clause
(ii) shall not apply with respect to (A) any asset sales permitted by Section 10.5(a) - (g), (B) up to an aggregate amount of $5,000,000 of the aggregate Net Cash Proceeds received by the Borrower and the Domestic Subsidiaries of the Borrower during the term of this Agreement pursuant to this clause (ii) and clause (iii) below and (C) up to an aggregate amount of $10,000,000 of the aggregate Net Cash Proceeds received by the Foreign Subsidiaries of the Borrower during the term of this Agreement pursuant to this clause (ii) and clause (iii) below;

          (iii) 100% of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries under any policy of insurance of such Person or in connection with any condemnation proceeding involving property of such Person, unless, so long as no Default or Event of Default has occurred and is continuing, such Net Cash Proceeds are utilized by the Borrower or such Subsidiary within two hundred seventy (270) days of receipt of such Net Cash Proceeds to replace or repair any of its assets damaged in connection with the related claim or proceeding; provided, that this clause (iii) shall not apply with respect to (A) up to an aggregate amount of $5,000,000 of the aggregate Net Cash Proceeds received by the Borrower and the Domestic Subsidiaries of the Borrower during the term of this Agreement pursuant to this clause (iii) and clause (ii) above and (ii) up to an aggregate amount of $10,000,000 of the aggregate Net Cash Proceeds received by the Foreign Subsidiaries of the Borrower during the term of this Agreement pursuant to this clause (iii) and clause (ii) above;

          (iv) 100% of the Net Cash Proceeds received by the Borrower or any of its Domestic Subsidiaries from any offering of equity securities (other than offerings of equity securities made solely to the Borrower, any Subsidiary thereof or any Affiliate thereof).

     (c) Corresponding Reductions. Each partial permanent reduction permitted or required pursuant to this Section 2.7 shall (i) permanently reduce the Lenders' Commitments pro rata in accordance with their respective Commitment Percentages and (ii) permanently reduce the Alternative Currency Commitment pro rata in accordance with the relative amount of the Alternative Currency Commitment and the Aggregate Commitment.

     (d) Corresponding Payments. Each permanent reduction permitted or required pursuant to this Section 2.7 shall be accompanied by a payment of principal sufficient to reduce (i) the aggregate Dollar Amount of all outstanding Revolving Credit Loans, Alternative Currency Loans, Swingline Loans and L/C Obligations, as applicable, after such reduction to the Aggregate Commitment as so reduced and (ii) to the extent that the Alternative Currency Commitment is reduced, the aggregate Dollar Amount of all outstanding Alternative Currency Loans to the Alternate Currency Commitment as so reduced. If the Aggregate Commitment as so reduced is less than the aggregate amount of all outstanding Letters of Credit, the Borrower shall be required to deposit cash collateral in a cash collateral account opened by the Administrative Agent in an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Such cash collateral shall be applied in accordance with Section 11.2(b). Any reduction of the Aggregate Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans, Alternative Currency Loans and Swingline Loans (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Commitments and Credit Facility. Such cash collateral shall be applied in accordance with Section 11.2(b). If the reduction of the Aggregate Commitment or the Alternative Currency Commitment, as applicable requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.11 hereof.

     SECTION 2.8 Termination of Credit Facility. The Credit Facility shall terminate on the earliest of (a) January 15, 2006, (b) the date of termination by the Borrower pursuant to Section 2.7 or (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 11.2(a).

     SECTION 2.9 Increase of the Aggregate Commitment. So long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the right from time to time upon not less than thirty (30) days' prior written notice to the Administrative Agent to increase the Aggregate Commitment; provided that (i) no Lender shall have any obligation to increase its Commitment, (ii) such requested increase shall be in an aggregate principal amount of $2,500,000, (iii) in no event shall the Aggregate Commitment be increased to an aggregate amount greater than Fifty Million Dollars ($50,000,000) and (iv) the Borrower and an existing Lender or a Person not theretofore a Lender, as applicable, shall execute a Lender Addition and Acknowledgement Agreement, which shall be acknowledged by the Administrative Agent and each Guarantor and shall be in form and substance reasonably satisfactory to the Administrative Agent.

     (a) Any increase in the Aggregate Commitment which is accomplished by increasing the Commitment of any Lender who is at the time of such increase party to this Agreement (which Lender shall consent to such increase in its sole and absolute discretion) shall be accomplished as follows: (i) this Agreement will be amended by the Borrower, the Administrative Agent and the Lender whose Commitment is being increased (but without any requirement that the consent of any other Lenders be obtained) to reflect the revised Commitment of each of the Lenders, (ii) the Administrative Agent will update the Register to reflect the revised Commitment and Commitment Percentage of each of the Lenders, (iii) the outstanding Revolving Credit Loans and Commitment Percentages of L/C Obligations, Alternative Currency Loans and Swingline Loans will be reallocated on the effective date of such increase among the Lenders in accordance with their revised Commitment Percentages (and the Lenders agree to make all payments and adjustments necessary to effect the reallocation and the Borrower shall pay any and all costs required pursuant to Section 4.11 in connection with such reallocation if the Administrative Agent reasonably determines that such reallocation requires a repayment of outstanding Revolving Credit Loans) and
(iv) if requested, the Borrower will deliver new a Revolving Credit Note to the Lender whose Commitment is being increased reflecting the revised Commitment amount of such Lender;

     (b) Any increase in the Aggregate Commitment which is accomplished by addition of a new Lender under this Agreement shall be accomplished as follows:
(i) such new Lender shall be subject to the consent of the Administrative Agent and the Borrower, which consent shall not be unreasonably withheld, (ii) this Agreement will be amended by the Borrower, the Administrative Agent and such new Lender (but without any requirement that the consent of any other Lenders be obtained) to reflect the addition of such new Lender as a Lender hereunder,
(iii) the Administrative Agent will update the Register to reflect the revised Commitment and Commitment Percentage of each of the Lenders, (iv) the outstanding Revolving Credit Loans and Commitment Percentages of L/C Obligations, Alternative Currency Loans and Swingline Loans will be reallocated on the effective date of such increase among the Lenders in accordance with their revised Commitment Percentages (and the Lenders agree to make all payments and adjustments necessary to effect the reallocation and the Borrower shall pay any and all costs required pursuant to Section 4.11 in connection with such reallocation if the Administrative Agent reasonably determines that such reallocation requires a repayment of outstanding Revolving Credit Loans) and (v) if requested the Borrower will deliver a Revolving Credit Note to such new Lender; and

     (c) Notwithstanding anything to the contrary contained in this Agreement, upon any voluntary reduction of the Aggregate Commitment pursuant to Section 2.7, the Borrower shall no longer have the option to request an increase in the Aggregate Commitment pursuant to this Section 2.9.


                                   ARTICLE III

                            LETTER OF CREDIT FACILITY

     SECTION 3.1 L/C Commitment. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in
Section 3.4(a), agrees to issue standby letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day from the Closing Date through but not including the Revolving Credit Termination Date in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, based upon the Dollar Amount of all outstanding Loans and L/C Obligations, (a) the L/C Obligations would exceed the lesser of
(i) the L/C Commitment or (ii) the Aggregate Commitment less the Swingline Commitment less the aggregate principal amount of all outstanding Revolving Credit Loans and Alternative Currency Loans or (b) the Available Commitment of any Lender would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $100,000, (ii) be a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date satisfactory to the Issuing Lender, which date shall be no later than ninety (90) days prior to the Revolving Credit
Termination Date and (iv) be subject to the Uniform Customs and/or ISP 98, as set forth in the Application or as determined by the Issuing Lender, and, to the extent not inconsistent therewith, the laws of the State of North Carolina. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

     SECTION 3.2 Procedure for Issuance of Letters of Credit. The Borrower, may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent's Office an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and
Article V hereof, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than four (4) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower; provided that the Issuing Lender shall not issue a Letter of Credit from and after the date which is one (1) day after it has received written notice from the Administrative Agent (upon the request of the Required Lenders) that one or more of the applicable conditions to Extensions of Credit specified in Section 5.3 is not then satisfied until such conditions are satisfied or waived in accordance with the provisions of this Agreement (and the Issuing Lender shall be entitled to conclusively rely on any such notice and shall have no obligation to independently investigate the accuracy of such notice and shall have no liability to the Borrower in respect thereof if such notice proves to be inaccurate). The Issuing Lender shall promptly furnish to the Borrower a copy of such Letter of Credit and promptly notify each Lender of the issuance and upon request by any Lender, furnish to such Lender a copy of such Letter of Credit and the amount of such Lender's participation therein.

     SECTION 3.3 Commissions and Other Charges.

     (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in an amount equal to the face amount of such Letter of Credit multiplied by the Applicable Margin with respect to LIBOR Rate Loans (determined on a per annum basis). Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the Revolving Credit Termination Date. The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions received pursuant to this Section 3.3(a) in accordance with their respective Commitment Percentages.

     (b) In addition to the foregoing commission, the Borrower shall pay the Issuing Lender an issuance fee with respect to each Letter of Credit in an amount equal to the face amount of such Letter of Credit multiplied by one-eighth of one percent (0.125%) per annum. Such issuance fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the Revolving Credit Termination Date.

     (c) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

     SECTION 3.4 L/C Participations.

     (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

     (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section 3.4(b) shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due on the following Business Day.

     (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Commitment Percentage of such payment in accordance with this Section 3.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

     SECTION 3.5 Reimbursement Obligation of the Borrower. In the event of any drawing under any Letter of Credit, the Borrower agrees to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section 3.5 or with funds from other sources), in the same day funds, the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to reimburse the Issuing Lender for such drawing from other sources or funds, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Lenders make a Revolving Credit Loan bearing interest at the Base Rate on such date in the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment, and the Lenders shall make a Revolving Credit Loan bearing interest at the Base Rate in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses. Each Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section 3.5 to reimburse the Issuing Lender for any draft paid under a Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in
Section 2.4(a) or Article V. If the Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse the Issuing Lender as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.

     SECTION 3.6 Obligations  Absolute.  The Borrower's  obligations  under this
Article III (including without limitation the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees that the Issuing Lender and the L/C Participants shall not be responsible for, and the Borrower's Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender or any L/C Participant to the Borrower. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

     SECTION 3.7 Effect of Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.


                                   ARTICLE IV

                             GENERAL LOAN PROVISIONS

     SECTION 4.1 Interest.

     (a) Interest Rate Options. Subject to the provisions of this Section 4.1, at the election of the Borrower, (i) Revolving Credit Loans shall bear interest at (A) the Base Rate plus the Applicable Margin as set forth in Section 4.1(c) or (B) the LIBOR Rate plus the Applicable Margin as set forth in Section 4.1(c),
(ii) Alternative Currency Loans shall bear interest at the LIBOR Rate plus the Applicable Margin as set forth in Section 4.1(c) and (iii) Swingline Loans shall bear interest at the Base Rate plus the Applicable Margin as set forth in
Section 4.1(c);  provided that the LIBOR Rate shall not be available until three
(3) Business Days after the Closing Date. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given pursuant to Section 2.4 or 3.5 or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2. Each Loan or portion thereof bearing interest based on the Base Rate (including, without limitation, each Swingline Loan) shall be a "Base Rate Loan" and each Loan or portion thereof bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan." Any Revolving Credit Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan denominated in Dollars. Any Alternative Currency Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a LIBOR Rate Loan with an Interest Period of one (1) month and shall be made four (4) Business Days after receipt of such notice

     (b) Interest Periods. In connection with each LIBOR Rate Loan, the Borrower, by giving notice at the times described in Section 4.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3), or six
(6) months (or, if available  to all of the  Lenders,  nine (9) months or twelve
(12) months) with respect to each LIBOR Rate Loan; provided that:

          (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

          (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

          (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

          (iv) no Interest Period shall extend beyond the Revolving Credit Termination Date; and

          (v) there shall be no more than six (6) Interest Periods in effect at any time.

     (c) Applicable Margin. The Applicable Margin provided for in Section 4.1(a) with respect to any Loan (the "Applicable Margin") shall be based upon the table set forth below and shall be determined and adjusted quarterly on the date (each a "Calculation Date") ten (10) Business Days after the date by which the Borrower provides an Officer's Compliance Certificate for the most recently ended fiscal quarter of the Borrower; provided, however, that (a) the initial Applicable Margin shall be based on Pricing Level II (as shown below) and shall remain at Pricing Level II until the first Calculation Date occurring after the Closing Date and, thereafter the Pricing Level shall be determined by reference to the Leverage Ratio (as calculated pursuant to the formula set forth in Section 9.1) as of the last day of the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, and (b) if the Borrower fails to provide the Officer's Compliance Certificate as required by Section 7.2 for the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, the Applicable Margin from such Calculation Date shall be based on Pricing Level I (as shown below) until such time as an appropriate Officer's Compliance Certificate is provided, at which time the Pricing Level shall be determined by reference to the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date. The Applicable Margin shall be effective from one
Calculation Date until the next Calculation Date. Any adjustment in the Applicable Margin shall be applicable to all Extensions of Credit then existing or subsequently made or issued.


--------------------------------------------------------------------------------------------------------------------
----------------------------- ----------------------------- ---------------------------- ---------------------------
       Pricing Level                 Leverage Ratio                 LIBOR Rate                   Base Rate
                                                                 Applicable Margin           Applicable Margin
----------------------------- ----------------------------- ---------------------------- ---------------------------
----------------------------- ----------------------------- ---------------------------- ---------------------------
             I                 Greater than 2.00 to 1.00               2.00%                       1.00%
----------------------------- ----------------------------- ---------------------------- ---------------------------
----------------------------- ----------------------------- ---------------------------- ---------------------------
             II                Greater than 1.50 to 1.00
                               but less than or equal to
                                      2.00 to 1.00                     1.75%                       0.75%
----------------------------- ----------------------------- ---------------------------- ---------------------------
----------------------------- ----------------------------- ---------------------------- ---------------------------
            III                Greater than 1.00 to 1.00
                               but less than or equal to
                                      1.50 to 1.00                     1.50%                       0.50%
----------------------------- ----------------------------- ---------------------------- ---------------------------
----------------------------- ----------------------------- ---------------------------- ---------------------------
             IV                Less than or equal to 1.00
                                        to 1.00                        1.25%                       0.25%
----------------------------- ----------------------------- ---------------------------- ---------------------------

     (d) Default Rate. Subject to Section 11.3, at the discretion of the Administrative Agent or as directed by the Required Lenders, upon the occurrence and during the continuance of any Event of Default, (i) the Borrower shall no longer have the option to request LIBOR Rate Loans (including, without limitation, Alternative Currency Loans) or Swingline Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (iii) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document; provided that clauses (i),
(ii) and (iii) shall apply immediately upon the occurrence and during the continuance of any Event of Default under Sections 11.1(a), 11.1(b), 11.1(i) and 11.1(j). Interest shall continue to accrue on the Notes after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

     (e) Interest Payment and Computation. Interest on each Base Rate Loan shall be payable in arrears on the last Business Day of each calendar quarter commencing March 31, 2003; and interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. Interest on LIBOR Rate Loans and all fees payable hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed (except, to the extent that Pounds Sterling is agreed upon as an Alternative Currency pursuant to the definition thereof, for Alternative Currency Loans denominated in Pounds Sterling which shall be computed on the basis of a 365/66-day year) and interest on Base Rate Loans shall be computed on the basis of a 365/66-day year and assessed for the actual number of days elapsed.

     (f) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations on a pro rata basis. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

     (g) Basis of Accrual. Subject to Section 1.3 hereof, if the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that becomes a Participating Member State, in judgment of the Administrative Agent, shall not be available because interest rate quotes for the applicable national currency unit are no longer provided, or shall be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State; provided that if any Loan in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.

     SECTION 4.2 Notice and Manner of Conversion or Continuation of Loans. Provided that no Default or Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time following the third Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans denominated in Dollars, (b) upon the expiration of any Interest Period, convert all or any part of its outstanding LIBOR Rate Loans denominated in Dollars in a principal amount equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans (other than Swingline Loans), (c) upon the expiration of any Interest
Period, continue any LIBOR Rate Loan denominated in Dollars in a principal amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof as a LIBOR Rate Loan denominated in Dollars or (d) upon the expiration of any Interest Period, continue any LIBOR Rate Loan denominated in any Alternative Currency in a principal amount of $2,000,000 or any whole multiple of $1,000,000 in excess thereof (based on the Alternative Currency Amount thereof) as a LIBOR Rate Loan in the same Alternative Currency. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a "Notice of Conversion/Continuation") not later than 12:00 p.m. (Charlotte time) four (4) Business Days (with respect to any Alternative Currency Loan) and three (3) Business Days (with respect to any Loan denominated in Dollars) before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the Permitted Currency in which such Loan is denominated, (C) the effective date of such conversion or continuation (which shall be a Business Day), (D) the principal amount of such Loans to be converted or continued, and (E) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

     SECTION 4.3 Fees.

     (a) Commitment Fee. Commencing on the Closing Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee at a rate per annum equal to the applicable rate based upon the table set forth below (the "Commitment Fee Rate") on the average daily unused portion of the Aggregate Commitment; provided that the amount of outstanding Swingline Loans and Alternative Currency Loans shall not be considered usage of the Revolving Credit Commitment for the purpose of calculating such commitment fee. The commitment fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing March 31, 2003, and on the Revolving Credit Termination Date. Such commitment fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders' respective Commitment Percentages. The Commitment Fee Rate shall be determined and adjusted quarterly on each Calculation Date; provided, however, that (a) the initial Commitment Fee Rate shall be based on Pricing Level II (as shown below) and shall remain at Pricing Level II until the first Calculation Date occurring after the Closing Date and thereafter the Pricing Level shall be determined by reference to the Leverage Ratio (as calculated pursuant to the formula set forth in Section 9.1) as of the last day of the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, and (b) if the Borrower fails to provide the Officer's Compliance Certificate as required by Section 7.2 for the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, the Commitment Fee Rate from such Calculation Date shall be based on Pricing Level I (as shown below) until such time as an appropriate Officer's Compliance Certificate is provided, at which time the Pricing Level shall be determined by reference to the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date. The Commitment Fee Rate shall be effective from one Calculation Date until the next Calculation Date.

--------------------- ---------------------------------------------------------------- -----------------------------
   Pricing Level                              Leverage Ratio                               Commitment Fee Rate
===================== ================================================================ =============================

         I                               Greater than 2.00 to 1.00                                0.35%
--------------------- ---------------------------------------------------------------- -----------------------------
--------------------- ---------------------------------------------------------------- -----------------------------

         II             Greater than 1.50 to 1.00 but less than or equal to 2.00 to               0.30%
                                                   1.00
--------------------- ---------------------------------------------------------------- -----------------------------
--------------------- ---------------------------------------------------------------- -----------------------------

        III             Greater than 1.00 to 1.00 but less than or equal to 1.50 to               0.25%
                                                   1.00
--------------------- ---------------------------------------------------------------- -----------------------------
--------------------- ---------------------------------------------------------------- -----------------------------

         IV                         Less than or equal to 1.00 to 1.00                            0.20%
--------------------- ---------------------------------------------------------------- -----------------------------

     (b) Administrative Agent's and Other Fees. In order to compensate the Administrative Agent for structuring and syndicating the Extensions of Credit and for its obligations hereunder, the Borrower agrees to pay to the Administrative Agent, for its account, the fees set forth in the separate fee letter agreement executed by the Borrower and the Administrative Agent dated November 1, 2002.

     SECTION 4.4 Manner of Payment.

     (a) Loans and Letters of Credit Denominated in Dollars. Each payment by the Borrower on account of the principal of or interest on any Loan or Letter of Credit denominated in Dollars or of any fee, commission or other amounts (including the Reimbursement Obligation with respect to any Letter of Credit denominated in Dollars) payable to the Lenders under this Agreement or any Note (except as set forth in Section 4.4(b)) shall be made in Dollars not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders (other than as set forth below) pro rata in accordance with their respective Commitment Percentages (except as specified below) in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. With respect to each Letter of Credit denominated in Dollars, each payment to the Administrative Agent of the Issuing Lender's fees or L/C Participants' commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be.

     (b) Alternative Currency Loans. Each payment by the Borrower on account of the principal of or interest on the Alternative Currency Loans shall be made in such Alternative Currency not later than 11:00 a.m. (the time of the Administrative Agent's Correspondent) on the date specified for payment under this Agreement to the Administrative Agent's account with the Administrative Agent's Correspondent for the account of the Alternative Currency Lender (other than as set forth below) in immediately available funds, and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 12:00 noon (the time of the Administrative Agent's Correspondent) on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 12:00 noon (the time of the Administrative Agent's Correspondent) shall be deemed to have been made on the next succeeding Business Day for all purposes.

     (c) Pro Rata Treatment. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender's Commitment Percentage (except as specified below) and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of the Issuing Lender's fees or L/C Participants' commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent. Each payment to the Administrative Agent with respect to the Swingline Note (including, without limitation, the Swingline Lender's fees or expenses) shall be made for the account of the Swingline Lender. Each payment to the Administrative Agent with respect to the Alternative Currency Note shall be made for the account of the Alternative Currency Lender. Any amount payable to any Lender under Sections 4.10, 4.11, 4.12, 4.13 or 13.2 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to Section 4.1(b)(ii), if any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

     SECTION 4.5 Crediting of Payments and Proceeds. In the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied: (a) first to all expenses then due and payable by the Borrower hereunder and under the other Loan Documents,
(b) then to all indemnity obligations then due and payable by the Borrower hereunder and under the other Loan Documents, (c) then to all Administrative Agent's and Issuing Lender's fees then due and payable, (d) then to all commitment and other fees and commissions then due and payable, (e) then to accrued and unpaid interest on the Swingline Note to the Swingline Lender and the Alternative Currency Note to the Alternative Currency Lender (pro rata in accordance with all such amounts due), (f) then to the principal amount outstanding under the Swingline Note to the Swingline Lender and the Alternative Currency Note to the Alternative Currency Lender (pro rata in accordance with all such amounts due), (g) then to accrued and unpaid interest on the Revolving Credit Notes, accrued and unpaid interest on the Reimbursement Obligation and any Hedging Obligations (including any termination payments and any accrued and unpaid interest thereon) (pro rata in accordance with all such amounts due), (h) then to the principal amount of the Revolving Credit Notes and Reimbursement Obligation (pro rata in accordance with all such amounts due) and (i) then to the cash collateral account described in Section 11.2(b) hereof to the extent of any L/C Obligations then outstanding, in that order.

     SECTION 4.6 Adjustments. If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or interest thereon, or if any Lender shall at any time receive any collateral in respect to the Obligations owing to it (whether voluntarily or involuntarily, by set-off or otherwise) (other than pursuant to Sections 4.8, 4.9, 4.10, 4.11 or
13.2 hereof) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of the similar Obligations owing to such other Lender, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     SECTION 4.7 Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the Administrative Agent. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the
Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 2.4(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to (a) with respect to any Loan denominated in Dollars, the product of (i) the amount not made available by such Lender in accordance with the terms hereof, times (ii) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, times (iii) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such amount not made available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative Agent and the denominator of which is 360 and (b) with respect to any Loan denominated in an Alternative Currency, the amount not made available by such Lender in accordance with the terms hereof and interest thereon at a rate per annum equal to the Administrative Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by the Administrative Agent as a result of the failure to deliver funds hereunder) of carrying such amount. A certificate of the Administrative Agent with respect to any amounts owing under this Section 4.7 shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days after such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment
Percentage of such Loan available on the borrowing date. Notwithstanding anything set forth herein to the contrary, any Lender that fails to make available its Commitment Percentage of any Loan shall not (a) have any voting or consent rights under or with respect to any Loan Document or (b) constitute a "Lender" (or be included in the calculation of Required Lenders hereunder) for any voting or consent rights under or with respect to any Loan Document.

     SECTION 4.8. Redenomination of Alternative Currency Loans

     (a) Conversion to the Base Rate. If any Alternative Currency Loan is required to bear interest based at the Base Rate rather than the LIBOR Rate pursuant to Section 4.1(d), Section 4.10 or any other applicable provision hereof, such Loan shall be funded in Dollars in an amount equal to the Dollar Amount of such Alternative Currency Loan, all subject to the provisions of
Section 2.5(b). The Borrower shall reimburse the Alternative Currency Lender or the Lenders, as applicable, upon any such conversion for any amounts required to be paid under Section 4.11.

     (b) Redenomination of Loans and Obligations. Subject to Section 1.3 hereof,
(i) any Loan to be denominated in the currency of the applicable Participating Member State shall be made in the euro and (ii) any obligation of any party under this Agreement or any other Loan Document which has been denominated in the currency of a Participating Member State shall be redenominated into the euro.

     (c) Further Assurances. The terms and provisions of this Agreement will be subject to such reasonable changes of construction as determined by the Administrative Agent to reflect the implementation of the EMU in any Participating Member State or any market conventions relating to the fixing and/or calculation of interest being changed or replaced and to reflect market practice at that time, and subject thereto, to put the Administrative Agent, the Lenders and the Borrower in the same position, so far as possible, that they would have been if such implementation had not occurred. In connection therewith, the Borrower agrees, at the request of the Administrative Agent, at the time of or at any time following the implementation of the EMU in any Participating Member State or any market conventions relating to the fixing and/or calculation of interest being changed or replaced, to enter into an agreement amending this Agreement in such manner as the Administrative Agent shall reasonably request.

     SECTION 4.9. Regulatory Limitation. In the event, as a result of increases in the value of Alternative Currencies against the Dollar or for any other reason, the obligation of any of the Lenders to make Loans (taking into account the Dollar Amount of the Obligations and all other indebtedness required to be aggregated under 12 U.S.C.A. ss.84, as amended, the regulations promulgated thereunder and any other Applicable Law) is determined by such Lender to exceed its then applicable legal lending limit under 12 U.S.C.A. ss.84, as amended, and the regulations promulgated thereunder, or any other Applicable Law, the amount of additional Extensions of Credit such Lender shall be obligated to make or issue or participate in hereunder shall immediately be reduced to the maximum amount which such Lender may legally advance (as determined by such Lender), the obligation of each of the remaining Lenders hereunder shall be proportionately reduced, based on their applicable Commitment Percentages and, to the extent necessary under such laws and regulations (as determined by each of the Lenders, with respect to the applicability of such laws and regulations to itself), and the Borrower shall reduce, or cause to be reduced, complying to the extent practicable with the remaining provisions hereof, the Obligations outstanding hereunder by an amount sufficient to comply with such maximum amounts.

     SECTION 4.10 Changed Circumstances.

     (a) Circumstances Affecting LIBOR Rate and Alternative Currency Availability. If with respect to any Interest Period for any LIBOR Rate Loan, the Administrative Agent, the Alternative Currency Lender or any Lender (after consultation with the Administrative Agent) shall determine that (i) by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars or an Alternative Currency in the applicable amounts are not being quoted via Dow Jones Market Screen 3750 or the applicable Reuters Screen Page or offered to the Administrative Agent or such Lender for such Interest Period, (ii) a fundamental change has occurred in the foreign exchange or interbank markets with respect to any Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) or (iii) it has become otherwise materially impractical for the Alternative Currency Lender to make such Alternative Currency Loan, then the Administrative Agent shall forthwith give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders or the Alternative Currency Lender, as applicable, to make LIBOR Rate Loans or Alternative Currency Loans, as applicable, and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan or an Alternative Currency Loan, as applicable, shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan or Alternative Currency Loan, as applicable, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or Alternative Currency Loan, as applicable, or convert the then outstanding principal amount of each such LIBOR Rate Loan or Alternative Currency Loan, as applicable, to a Base Rate Loan in Dollars as of the last day of such Interest Period; provided that if the Borrower elects to make such conversion, the Borrower shall pay to the Administrative Agent, the Alternative Currency Lender and the Lenders any and all costs, fees and other expenses incurred by the Administrative Agent, the Alternative Currency Lender and the Lenders in effecting such conversion.

     (b) Laws Affecting LIBOR Rate and Alternative Currency Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan or any Alternative Currency Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower, and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders or the Alternative Currency Lender, as applicable, to make LIBOR Rate Loans or Alternative Currency Loans, as applicable, and the right of the Borrower to convert any Loan or continue any Loan as a LIBOR Rate Loan or an Alternative Currency Loan, as applicable, shall be suspended and thereafter the Borrower may select only Base Rate Loans hereunder, and (ii) if any of the Lenders or the Alternative Currency Lender, as applicable, may not lawfully continue to maintain a LIBOR Rate Loan or an Alternative Currency Loan, as applicable, to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan or Alternative Currency Loan, as applicable, the applicable LIBOR Rate Loan or an Alternative Currency Loan, as applicable, shall immediately be converted to a Base Rate Loan in Dollars for the remainder of such Interest Period; provided that if the Borrower elects to make such conversion, the Borrower shall pay to the Administrative Agent, the Alternative Currency Lender and the Lenders any and all costs, fees and other expenses incurred by the Administrative Agent, the Alternative Currency Lender and the Lenders in effecting such conversion.

     (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency:

          (i) shall (except as provided in Section 4.13(e)) subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note, Letter of Credit or Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note, Letter of Credit or Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of franchise tax or tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); provided that the Borrower shall not be obligated to pay any amounts pursuant to this
Section 4.10(c)(i) to the extent that such amounts are duplicative of any amounts paid by the Borrower pursuant to Section 4.13; or

          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note; and the result of any of the foregoing events described in clause (i) or (ii) above is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or an Alternative Currency Loan, as applicable, or issuing or participating in Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan or an Alternative Currency Loan, as applicable, or Letter of Credit or Application, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrower of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent will promptly notify the Borrower of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 4.10(c); provided, that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrower in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's reasonable discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans or Alternative Currency Loans, as applicable, in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

     (d) Exchange Indemnification and Increased Costs. The Borrower shall, upon demand from the Administrative Agent, pay to the Administrative Agent or any applicable Lender, the amount of (i) any loss or cost or increased cost incurred by the Administrative Agent or any applicable Lender, (ii) any reduction in any amount payable to or in the effective return on the capital to the Administrative Agent or any applicable Lender, (iii) any interest or any other return, including principal, foregone by the Administrative Agent or any applicable Lender as a result of the introduction of, change over to or operation of the euro, or (iv) any currency exchange loss, that Administrative Agent or any Lender sustains as a result of any payment being made by the Borrower in a currency other than that originally extended to the Borrower. A certificate of the Administrative Agent setting forth the basis for determining such additional amount or amounts necessary to compensate the Administrative Agent or the applicable Lender shall be conclusively presumed to be correct save for manifest error.

     SECTION 4.11 Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense (including, without limitation, any foreign exchange costs) which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan or an Alternative Currency Loan, (b) due to any failure of the Borrower to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan or any Alternative Currency Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender's reasonable discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

     SECTION 4.12 Capital Requirements. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which such Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrower shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

     SECTION 4.13 Taxes.

     (a)  Payments  Free and  Clear.  Except as  otherwise  provided  in Section
4.13(e), any and all payments by the Borrower hereunder or under the Notes or the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under any Note or in respect of any Letter of Credit to any Lender or the Administrative Agent, (A) except as otherwise provided in Section 4.13(e), the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 4.13) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions or withholdings been made, (B) the Borrower shall make such deductions or withholdings, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with Applicable Law, and (D) the Borrower shall deliver to the Administrative Agent and such Lender evidence of such payment to the relevant taxing authority or other Governmental Authority in the manner provided in Section 4.13(d).

     (b) Stamp and Other Taxes. In addition, the Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereof (hereinafter referred to as "Other Taxes").

     (c) Indemnity. Except as otherwise provided in Section 4.13(e), the Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.13) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. Within sixty (60) days of the written request of the Borrower, the Administrative Agent and each Lender shall execute and deliver such certificates, forms or other documents which can be reasonably furnished thereby consistent with the facts and which are reasonably necessary to assist the Borrower in applying for refunds of such Taxes or Other Taxes.

     (d)  Evidence  of  Payment.  Within  thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 13.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

     (e) Delivery of Tax Forms. To the extent required by Applicable Law to reduce or eliminate withholding or payment of taxes, each Lender and the
Administrative Agent shall deliver to the Borrower, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms W-9, Forms W-8ECI or Forms W-8BEN, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrower with a copy to the Administrative Agent, as applicable, two Form W-9, Form W-8BEN or W-8ECI, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower certifying in the case of a Form W-9, Form W-8BEN or W-8ECI (or successor forms) that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrower and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-9, Form W-8BEN or W-8ECI, establishing an exemption from United States backup withholding tax. Notwithstanding anything in any Loan Document to the contrary, the Borrower shall not be required to pay additional amounts to any Lender or the Administrative Agent under Section 4.13 or Section 4.10(c), (i) if such Lender or the Administrative Agent fails to comply with the requirements of this
Section 4.13(e), other than to the extent that such failure is due to a change in law occurring after the date on which such Lender or the Administrative Agent became a party to this Agreement or (ii) that are the result of such Lender's or the Administrative Agent's gross negligence or willful misconduct, as applicable.

     (f) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.13 shall survive the payment in full of the Obligations and the termination of the Commitments.

     SECTION 4.14. Rounding and Other Consequential Changes.  Subject to Section
1.3 hereof, without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and without prejudice to the respective obligations of the Borrower to the Administrative Agent and the Lenders and the Administrative Agent and the Lenders to the Borrower under or pursuant to this Agreement, except as expressly provided in this Agreement, each provision of this Agreement, including, without limitation, the right to combine currencies to effect a set-off, shall be subject to such reasonable changes of interpretation as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or change over to the euro in Participating Member States.

     SECTION 4.15. Replacement of Lenders.

     (a) If any Lender requests compensation pursuant to Section 4.10 or Section 4.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.13, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Extensions of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (A) would eliminate or reduce amounts payable pursuant to Section 4.10, Section 4.12 or Section 4.13, as the case may be, in the future and (B) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.

     (b) If any Lender requests compensation pursuant to Section 4.10 or Section 4.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.13, then the Borrower may, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 13.10), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Extensions of Credit, accrued interest thereon, accrued fees, breakage costs and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (C) in the case of any such assignment resulting from a claim for compensation pursuant to Section 4.10 or Section 4.12, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

     (c) To the extent that any Lender (a "Replaced Lender") is required to assign all of its interests, rights and obligations under this Agreement to an Eligible Assignee (a "Replacement Lender") pursuant to this Section 4.15, upon the execution of all applicable assignment documents and the satisfaction of all other conditions set forth herein, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to be a Lender hereunder, except with respect to the indemnification provisions under this Agreement, which provisions shall survive as to such Replaced Lender.

     SECTION 4.16. Security. The Obligations shall be secured as provided in the Security Documents.


                                    ARTICLE V

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

     SECTION 5.1 Closing. The closing shall take place at the offices of Kennedy, Covington, Lobdell & Hickman, L.L.P. at 10:00 a.m. on January 22, 2003, or on such other date and time as the parties hereto shall mutually agree.

     SECTION 5.2 Conditions to Closing and Initial Extensions of Credit. The obligation of the Lenders to close this Agreement and to make the initial Loan or issue or participate in the initial Letter of Credit, if any, is subject to the satisfaction of each of the following conditions:

     (a) Executed Loan Documents. The following Loan Documents in form and substance satisfactory to the Administrative Agent and each Lender:

          (i) this Agreement,

          (ii) the Revolving Credit Notes,

          (iii) the Alternative Currency Note,

          (iv) the Swingline Note,

          (v) the Subsidiary Guaranty Agreement;

          (vi) the Collateral Agreement;

          (vii) the Mortgages; and

          (viii) each other applicable Loan Document;

shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist thereunder, and the Borrower shall have delivered original counterparts thereof to the Administrative Agent.

     (b) Closing Certificates; etc.

          (i) Officer's Certificate of the Borrower. The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower, in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrower and its Subsidiaries contained in this Agreement and the other Loan Documents are true, correct and complete; that the Borrower and its Subsidiaries are not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrower and its Subsidiaries have satisfied each of the closing conditions.

          (ii) Certificate of Secretary of the Borrower and each Subsidiary Guarantor. The Administrative Agent shall have received a certificate of the secretary or assistant secretary of the Borrower and each Subsidiary Guarantor certifying as to the incumbency and genuineness of the signature of each officer of the Borrower or such Subsidiary Guarantor executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles of incorporation of the Borrower or such Subsidiary Guarantor and all amendments thereto, certified by the appropriate Governmental Authority in its jurisdiction of incorporation, (B) the bylaws of the Borrower or such Subsidiary Guarantor as in effect on the date of such certifications, (C) resolutions duly adopted by the Board of Directors of the Borrower and such Subsidiary Guarantor authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 5.2(b)(iii).

          (iii) Certificates of Good Standing. The Administrative Agent shall have received (A) certificates as of a recent date of the good standing of the Borrower and each Subsidiary Guarantor under the laws of its jurisdiction of organization and, to the extent requested by the Administrative Agent, each other jurisdiction where the Borrower and each Subsidiary Guarantor is qualified to do business and (B) a certificate of the relevant taxing authority of the jurisdiction of organization of the Borrower and each Subsidiary Guarantor certifying that such Person has filed required tax returns and owes no delinquent taxes.

          (iv) Opinions of Counsel. The Administrative Agent shall have received favorable opinions of counsel to the Borrower and each Subsidiary Guarantor addressed to the Administrative Agent and the Lenders with respect to the Borrower, the Subsidiary Guarantors, the Loan Documents and such other matters as the Lenders shall request.

          (v) Tax Forms. The Administrative Agent shall have received copies of the United States Internal Revenue Service forms required by Section 4.13(e) hereof.

     (c) Collateral.

          (i) Filings and Recordings. All filings and recordations that are necessary to perfect the security interests of the Lenders in the collateral described in the Security Documents shall have been received by the Administrative Agent and the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens therein (subject only to Liens permitted pursuant to Section 10.2); provided that with regard to any Foreign Subsidiary whose capital stock is to be pledged hereunder, (i) the Borrower may evidence compliance herewith by providing a perfected first priority security interest (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) in the relevant indicia of ownership of such Foreign Subsidiary and (ii) the Borrower or the applicable Domestic Subsidiary of the Borrower owning the capital stock or other membership interests of such Foreign Subsidiary shall not be required to pledge more than that percentage of all issued and outstanding shares of all capital stock or other membership interests of such Foreign Subsidiary the granting of a security interest in which shall not result in material adverse tax consequences to the Borrower or such applicable Domestic Subsidiary (it being acknowledged by the Borrower, the Lenders and the Administrative Agent that, as of the Closing Date, such percentage required to be pledged is sixty-five percent (65%)).

          (ii) Pledged Collateral. The Administrative Agent shall have received original stock certificates or other certificates (or the equivalent taking into account the Applicable Laws and practices of any relevant foreign jurisdiction) of each Material Domestic Subsidiary and, to the extent that the Applicable Laws and practices of any relevant foreign jurisdiction provide for the issuance of stock certificates or other certificates, each Foreign Subsidiary which is directly owned by the Borrower or a Domestic Subsidiary of the Borrower evidencing the capital stock or other ownership interests pledged pursuant to the Collateral Agreement, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof; provided that with regard to any Foreign Subsidiary whose stock is to be pledged hereunder, the Borrower may evidence compliance herewith by providing a perfected first priority security interest (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) in the relevant indicia of ownership of such Foreign Subsidiary.

          (iii) Foreign Security Interests and Filings. Notwithstanding the provisions of the foregoing subsections (c)(i) and (ii), with regard to any Foreign Subsidiary whose stock is to be pledged hereunder, (A) the Borrower shall not be required to deliver a foreign pledge agreement unless reasonably requested to do so by the Administrative Agent and (B) the Borrower shall not be required to deliver an opinion of counsel as to the perfection, validity and binding nature of the security interests created pursuant to such foreign pledge agreement unless reasonably requested to do so by the Administrative Agent.

          (iv) Lien Search. The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, pending litigation and tax matters) made against the Borrower and the Subsidiary Guarantors under the Uniform Commercial Code (or applicable judicial docket) as in effect in any state in which any of its assets are located, indicating among other things that its assets are free and clear of any Lien except for Liens permitted hereunder.

          (v) Hazard and Liability Insurance. The Administrative Agent shall have received certificates of insurance for the current policy year of the Borrower, and, if requested by the Administrative Agent, copies (certified by a Responsible Officer) of insurance policies in the form required under the Security Documents and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

          (vi) Title Insurance. The Administrative Agent shall have received a marked-up commitment for a policy of title insurance, providing coverage in amount satisfactory to the Administrative Agent, insuring Lenders' first priority Liens and showing no Liens prior to Lenders' Liens other than for ad valorem taxes not yet due and payable, with title insurance companies acceptable to the Administrative Agent, on each parcel of real property subject to the Mortgages, with the final title insurance policies being delivered within thirty
(30) days after the Closing Date. Further, the Borrower agrees to provide or obtain any customary affidavits and indemnities as may be required or necessary to obtain title insurance satisfactory to the Administrative Agent.

          (vii) Title Exceptions. The Administrative Agent shall have received copies of all recorded documents creating exceptions to the title policies referred to in Section 5.2(c)(vi).

          (viii) Matters Relating to Flood Hazard Properties. The Administrative Agent shall have received a certification form of a certification from the National Research Center, or any successor agency thereto, regarding each parcel of real property securing any portion of the Obligations.

          (ix) Surveys. The Administrative Agent shall have received copies of as-built surveys prepared on or prior to the Closing Date of each parcel of real property subject to the Mortgages certified by a registered engineer or land surveyor, which surveys shall be in form and substance sufficient to permit the issuance of the final title policy without exception for matters which would be revealed by current, accurate as-built surveys of such parcels of real property. To the extent that any such survey was not prepared within the sixty (60) day period immediately preceding the Closing Date, such survey shall be accompanied by an affidavit (a "Survey Affidavit") of an authorized signatory of the owner of such property stating that there have been no improvements or encroachments to the property since the date of the respective survey such that the existing survey is no longer accurate. Such survey shall show the area of such property, all boundaries of the land with courses and distances indicated, including chord bearings and arc and chord distances for all curves, and shall show dimensions and locations of all easements, private drives, roadways, and other facts materially affecting such property, and shall show such other details as the Administrative Agent may reasonably request, including without limitation, any encroachment (and the extent thereof in feet and inches) onto the property or by any of the improvements on the property upon adjoining land or upon any easement burdening the property; any improvements, to the extent constructed, and the relation of the improvements by distances to the boundaries of the property, to any easements burdening the property, and to the established building lines and the street lines; and if improvements are existing, the locations of all utilities serving the improvement.

          (x) Environmental Assessments. The Administrative Agent shall have received a copy of an existing or updated Phase I environmental assessment for each parcel of real property subject to the Mortgages and such other environmental reports reasonably requested by the Administrative Agent regarding each such parcel of real property showing no environmental conditions or liabilities in violation of Environmental Laws that could reasonably be expected to have a Material Adverse Effect.

          (xi) Other Real Property Information. The Administrative Agent shall have received such other certificates, documents and information as are reasonably requested by the Lenders, each in form and substance satisfactory to the Administrative Agent.

     (d) Consents; Defaults.

          (i) Governmental and Third Party Approvals. The Borrower shall have obtained all necessary material approvals, authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents.

          (ii) No Injunction, Etc. No action, suit, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Agreement or the other Loan Documents or the consummation by the Borrower or any of its Subsidiaries of the transactions contemplated hereby or thereby, or which would be reasonably likely to have a Material Adverse Effect.

          (iii) No Event of Default. No Default or Event of Default shall have occurred and be continuing.

     (e) Financial Matters.

          (i) Financial Statements. The Administrative Agent shall have received the audited Consolidated financial statements of the Borrower and its Subsidiaries for each of the Borrower's Fiscal Years ending in 2001, 2000 and 1999, each as filed with the Securities and Exchange Commission and prepared in accordance with GAAP.

          (ii) Financial Condition Certificate. The Borrower shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by a Responsible Officer, that (A) the Borrower and each of its Subsidiaries are each Solvent as of the Closing Date, (B) the payables of the Borrower and each of its Subsidiaries are current and not past due as of the Closing Date (except for those payables which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP), (C) attached thereto are calculations evidencing compliance on a pro forma basis with the covenants contained in
Article IX hereof as the most recent quarterly financial statements of the Borrower and its Subsidiaries (provided that, with respect to Section 9.3, the Interest Coverage Ratio requirement shall be 2.00 to 1.0 for the purpose of this
Section 5.2(e)(ii)), (D) attached thereto are calculations setting forth the total net assets of each Domestic Subsidiary of the Borrower as the most recent quarterly financial statements of the Borrower and its Subsidiaries for the purpose of determining which Domestic Subsidiaries of the Borrower are Material Domestic Subsidiaries on the Closing Date and (E) the financial projections previously delivered to the Administrative Agent represent the good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of the Borrower and its Subsidiaries as of the date thereof.

          (iii) Payment at Closing; Fee Letters. The Borrower shall have paid to the Administrative Agent and the Lenders the fees set forth or referenced in
Section 4.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, reasonable legal fees and expenses) and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

     (f) Miscellaneous.

          (i) Notice of Borrowing.  The Administrative Agent shall have received
(A) a Notice of Borrowing,  as applicable,  from the Borrower in accordance with
Section 2.4(a) and (B) a Notice of Account Designation from the Borrower in accordance with Section 2.4(b) specifying the account or accounts to which the proceeds of any Loans made after the Closing Date are to be disbursed.

          (ii) Existing Facility. The Existing Facility shall be repaid in full and terminated, and the Administrative Agent shall have received a pay-off letter in form and substance satisfactory to it evidencing such repayment and termination.

          (iii) Miscellaneous Matters. The Administrative Agent shall have received such information as it may have requested from the Borrower and its Subsidiaries relating to litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), leases of real property, agreements evidencing Debt, ownership of assets by the Borrower or any of its Subsidiaries, environmental matters, contingent liabilities and management of the Borrower and its Subsidiaries (including, as applicable, copies of all documents, instruments and agreements relating to such subjects), and such information shall be in form and substance satisfactory to Administrative Agent.

          (iv) Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby with respect to the transactions contemplated by this Agreement.

     SECTION 5.3 Conditions to All Extensions of Credit. The obligations of the Lenders to make any Extensions of Credit (including the initial Extension of Credit), convert or continue any Loan and/or the Issuing Lender to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, conversion, continuation, issuance or extension date:

     (a) Continuation of Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct on and as of such borrowing, conversion, continuation, issuance or extension date with the same effect as if made on and as of such date, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

     (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing (i) on the borrowing, conversion or continuation date with respect to such Loan or after giving effect to the Loans to be made, converted or continued on such date or (ii) on the issue date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date.

     (c) Notices. The Administrative Agent shall have received a Notice of Borrowing or Notice of Conversion/Continuation, as applicable, from the Borrower in accordance with Section 2.4(a).

     (d) Compliance with Borrowing Limits. The Borrower shall have demonstrated that compliance with Section 2.5(b) (i) on the borrowing, conversion or continuation date with respect to such Loan or after giving effect to the Loans to be made, converted or continued on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date.

     (e) Additional Documents. The Administrative Agent shall have received each
additional  document,   instrument,  legal  opinion  or  other  item  reasonably
requested by it.


                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

     SECTION 6.1 Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, the Borrower hereby represents and warrants to the Administrative Agent and Lenders both before and after giving effect to the transactions contemplated hereunder that:

     (a) Organization; Power; Qualification. Each of the Borrower and its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and (iii) is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. The jurisdictions in which the Borrower and its Subsidiaries are organized and qualified to do business as of the Closing Date are described on Schedule 6.1(a).

     (b) Ownership. Each Subsidiary of the Borrower (including each Material Domestic Subsidiary) as of the Closing Date is listed on Schedule 6.1(b). As of the Closing Date, the capitalization of the Borrower and its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 6.1(b). All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and not subject to any preemptive or similar rights. The shareholders of the Subsidiaries of the Borrower and the number of shares owned by each as of the Closing Date are described on Schedule 6.1(b). As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of the Borrower or its Subsidiaries, except pursuant to plans and agreements described in the Borrower's periodic filings with the SEC.

     (c) Authorization of Agreement, Loan Documents and Borrowing. Each of the Borrower and its Subsidiaries has the right, power and authority and has taken all necessary corporate and other organizational action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each of its Subsidiaries party thereto, and each such document constitutes the legal, valid and binding obligation of the Borrower or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

     (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Extensions of Credit hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any material Governmental Approval or violate any material Applicable Law relating to the Borrower or any of its Subsidiaries,
(ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries or any material indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person,
(iii) result in or require the creation or imposition of any material Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents or (iv) require any material consent or material authorization of, material filing with, or other material act in respect of, an arbitrator or Governmental Authority and no material consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

     (e) Compliance with Law; Governmental Approvals. Each of the Borrower and its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to its knowledge, threatened attack by direct or collateral
proceeding,   (ii)  is  in  compliance  in  all  material   respects  with  each
Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties and (iii) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law.

     (f) Tax Returns and Payments. Each of the Borrower and its Subsidiaries has duly filed or caused to be filed all federal tax returns, all state tax returns and all other material tax returns (including material local tax returns) required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal taxes, state taxes and all other material taxes (including material local taxes), assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. Such returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. There is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority of the tax liability of the Borrower and its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect. No Governmental Authority has asserted any Lien or other claim against the Borrower or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved, except unpaid taxes which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. The charges, accruals and reserves on the books of the Borrower and any of its Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of the Borrower and any of its Subsidiaries are in the judgment of the Borrower adequate, and the Borrower does not anticipate any additional material taxes or material assessments for any of such years with respect to the Borrower and its Subsidiaries taken as a whole.

     (g)  Intellectual   Property   Matters.   Each  of  the  Borrower  and  its
Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business, except for those, the failure of which to own or possess, could not reasonably be expected to have a Material Adverse Effect. To its knowledge, (i) no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights and (ii) neither the Borrower nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, in each case which could reasonably be expected to have a Material Adverse Effect.

     (h) Environmental Matters.

          (i) The properties owned, leased or operated by the Borrower and its Subsidiaries now or in the past do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which
(A)  constitute or constituted a violation of applicable  Environmental  Laws or
(B) could give rise to liability under applicable Environmental Laws, in each case the result of which could reasonably be expected to have a Material Adverse Effect;

          (ii) The Borrower, each Subsidiary and such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof, except to the extent any such non-compliance or contamination could not reasonably be expected to have a Material Adverse Effect;

          (iii) Neither the Borrower nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws, nor does the Borrower or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened, except as could not reasonably be expected to have a Material Adverse Effect;

          (iv) Hazardous Materials have not been transported or disposed of by the Borrower or any of its Subsidiaries or, to the Borrower's knowledge, by any other Person to or from the properties owned, leased or operated by the Borrower and its Subsidiaries in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of by the Borrower or any of its Subsidiaries or, to the Borrower's knowledge, by any other Person at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws that could reasonably be expected to have a Material Adverse Effect;

          (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary thereof is or will be named as a potentially responsible party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Borrower, any Subsidiary or such properties or such operations that could reasonably be expected to have a Material Adverse Effect; and

          (vi) There has been no release, or to the Borrower's knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by the Borrower or any Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws that could reasonably be expected to have a Material Adverse Effect.

         (i)   ERISA.

               (i) As of the Closing Date, neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 6.1(i);

               (ii) The Borrower and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under
Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired. No liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect;

               (iii) As of the Closing Date, no Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under
Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

               (iv) Except where the failure of any of the following representations to be correct in all material respects could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in
Section 406 of the ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

               (v) No Termination Event has occurred or is reasonably expected to occur; and

               (vi) Except where the failure of any of the following representations to be correct in all material respects could not reasonably be expected to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to the best knowledge of the Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

          (j) Margin Stock. Neither the Borrower nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

          (k) Government Regulation. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

          (l) Employee Relations. Each of the Borrower and its Subsidiaries has a stable work force in place and is not, as of the Closing Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 6.1(l). The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

          (m) Burdensome Provisions. Neither the Borrower nor any Subsidiary thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which could be reasonably expected to have a Material Adverse Effect. No Subsidiary is party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its capital stock to the Borrower or any Subsidiary or to transfer any of its assets or properties to the Borrower or any other Subsidiary in each case other than existing under or by reason of the Loan Documents or Applicable Law.

          (n) Financial Statements. The (i) audited Consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2001 and the related audited statements of income and retained earnings and cash flows for the Fiscal Year then ended and (ii) unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 2002 and related unaudited interim statements of income and retained earnings, in each case including the accompanying notes, copies of which have been furnished to the Administrative Agent and each Lender, are complete and correct and fairly present on a Consolidated basis the financial position, results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for the periods then ended (other than customary, year end adjustments for unaudited financial statements). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. The Borrower and its Subsidiaries have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

          (o) No Material Adverse Change. Except as publicly disclosed by the Borrower prior to the Closing Date, since September 30, 2002, there has been no material adverse change in the properties, assets, liabilities (actual or contingent), business, operations, prospects, or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

          (p) Solvency. As of the Closing Date and after giving effect to each Extension of Credit made hereunder, the Borrower and each of its Subsidiaries will be Solvent.

          (q) Titles to Properties. Each of the Borrower and its Subsidiaries has such title to the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, except those which have been disposed of by the Borrower or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

          (r) Liens. None of the properties and assets of the Borrower or any Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to
Section 10.2. No financing statement under the Uniform Commercial Code of any state which names the Borrower or any Subsidiary thereof or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and neither the Borrower nor any Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens permitted by Section 10.2 hereof.

          (s) Debt and Guaranty Obligations. Schedule 6.1(s) is a complete and correct listing of all Debt and Guaranty Obligations of the Borrower and its Subsidiaries as of the Closing Date in excess of $3,000,000. The Borrower and its Subsidiaries have performed and are in compliance with all of the terms of such Debt and Guaranty Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Borrower or any of its Subsidiaries exists with respect to any such Debt or Guaranty Obligation.

          (t) Litigation. Except for matters existing on the Closing Date and set forth on Schedule 6.1(t), there are no actions, suits or proceedings pending nor, to the knowledge of the Borrower, threatened against or in any other way relating adversely to or affecting the Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

          (u) Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any Subsidiary thereof under any judgment, decree or order to which the Borrower or its Subsidiaries is a party or by which the Borrower or its Subsidiaries or any of their respective properties may be bound or which would require the Borrower or its Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor, except where such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

          (v) Senior Debt Status. The Obligations of the Borrower and each of its Subsidiaries under this Agreement and each of the other Loan Documents ranks and shall continue to rank at least senior in priority of payment to all Subordinated Debt and all senior unsecured Debt of each such Person and is designated as "Senior Indebtedness" under all instruments and documents, now or in the future, relating to all Subordinated Debt and all senior unsecured Debt of such Person.

          (w) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of the Borrower or any Subsidiary thereof and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Administrative Agent or the Lenders by the Borrower or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or its Subsidiaries or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading in any material respect. The Borrower is not aware of any facts which it has not disclosed in writing to the Administrative Agent having a Material Adverse Effect.

     SECTION 6.2 Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.


                                   ARTICLE VII

                        FINANCIAL INFORMATION AND NOTICES

     Until all the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11, the Borrower will furnish or cause to be furnished to the Administrative Agent at the Administrative Agent's Office at the address set forth in Section 13.1 and to the Lenders at their respective addresses as set forth on Schedule 1.1(a), or such other office as may be designated by the Administrative Agent and Lenders from time to time:

     SECTION 7.1 Financial Statements and Projections.

     (a) Quarterly Financial Statements. As soon as practicable and in any event within fifty (50) days after each fiscal quarter of each Fiscal Year, unaudited Consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail and prepared by the Borrower in accordance with GAAP and in compliance with the applicable reporting requirements of the Securities and Exchange Commission for issuers of publicly traded securities, and certified by the chief financial officer or the controller of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments (it being agreed that the requirements of this subsection may be satisfied by delivery of the applicable quarterly report on Form 10-Q of the Borrower to the Securities and Exchange Commission to the extent that: (i) it contains the foregoing information, (ii) it is delivered within the applicable time period noted herein and is available to the Administrative Agent and the Lenders on EDGAR and (iii) the Borrower notifies the Administrative Agent and the Lenders within the time period noted herein that it is available to them on EDGAR).

     (b) Annual Financial Statements. As soon as practicable and in any event within one hundred and five (105) days after the end of each Fiscal Year, audited Consolidated financial statements of the Borrower and its Subsidiaries for the Fiscal Year then ended, including the notes thereto, all in reasonable detail and certified by an independent public accounting firm reasonably acceptable to the Administrative Agent in accordance with GAAP, and accompanied by a report thereon by such independent public accounting firm that is not qualified with respect to scope limitations imposed by the Borrower or any of its Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP (it being agreed that the requirements of this subsection may be satisfied by delivery of the applicable annual report on Form 10-K of the Borrower to the Securities and Exchange Commission to the extent that: (i) it contains the foregoing information, (ii) it is delivered within the applicable time period noted herein and is available to the Administrative Agent and the Lenders on EDGAR and (iii) the Borrower notifies the Administrative Agent and the Lenders within the time period noted herein that it is available to them on EDGAR).

     SECTION 7.2 Officer's Compliance Certificate. At each time financial statements are delivered pursuant to Sections 7.1(a) or (b) and at such other times as the Administrative Agent shall reasonably request, a certificate of the chief financial officer, the controller or the treasurer of the Borrower in the form of Exhibit F attached hereto (an "Officer's Compliance Certificate").

     SECTION 7.3 Accountants' Certificate. At each time financial statements are delivered pursuant to Section 7.1(b), a certificate from the independent public accountants certifying such financial statements addressed to the Administrative Agent for the benefit of the Lenders and stating that, in connection with their audit, nothing came to their attention that caused them to believe that the Borrower failed to comply with the terms, covenants, provisions or conditions of
Article IX of this Agreement insofar as they relate to accounting matters.

     SECTION 7.4 Other Reports. Such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

     SECTION 7.5 Notice of Litigation and Other Matters. Prompt (but in no event later than ten (10) days after an officer of the Borrower obtains knowledge thereof) telephonic and written notice of:

     (a) the commencement of (i) all proceedings and investigations by or before any Governmental Authority and (ii) all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

     (b) any notice of any violation received by the Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws, which violation could reasonably be expected to have a Material Adverse Effect;

     (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against the Borrower or any Subsidiary thereof that could reasonably be expected to have a Material Adverse Effect;

     (d) any attachment, judgment, lien, levy or order exceeding $3,000,000 that may be assessed against or threatened against the Borrower or any Subsidiary thereof;

     (e) (i) any Default or Event of Default or (ii) the occurrence or existence of any event or circumstance that could reasonably be expected to become a Default or Event of Default;

     (f) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer
Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrower obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

     (g) any event which makes any of the  representations  set forth in Section
6.1 inaccurate in any respect (provided that, with respect to any representation set forth in Section 6.1 that is not subject to a materiality or a Material Adverse Effect qualification, any event which makes such representation inaccurate in any material respect).

     SECTION 7.6 Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of the Borrower to the Administrative Agent or any Lender whether pursuant to this Article VII or any other provision of this Agreement, or any of the Security Documents, shall, at the time the same is so furnished, comply with the representations and warranties set forth in Section 6.1(w).


                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

     Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 13.11, the Borrower will, and will cause each of its Subsidiaries to:

     SECTION 8.1 Preservation of Corporate Existence and Related Matters. Except as permitted by Section 10.4, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the material conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

     SECTION 8.2 Maintenance of Property. In addition to the requirements of any of the Security Documents, protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be conducted in a commercially reasonable manner.

     SECTION 8.3 Insurance. Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses (including, without limitation, hazard and business interruption coverage) and as may be required by Applicable Law and as are required by any Security Documents, and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, retention amounts, the amounts of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

     SECTION 8.4 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

     SECTION 8.5 Payment and Performance of Obligations. Pay and perform all Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that the Borrower or such Subsidiary may contest any item described in clauses (a) or (b) of this Section 8.5 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

     SECTION 8.6 Compliance With Laws and Approvals. Observe and remain in compliance in all material respects with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business.

     SECTION 8.7 Environmental Laws. In addition to and without limiting the generality of Section 8.6, (a) comply with, and ensure such compliance by all tenants and subtenants, if any, with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants, if any, obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply in all respects with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, except to the extent that such actions are being contested in good faith by appropriate proceedings, adequate reserves are maintained with respect to such actions in accordance with GAAP and the pendency of such actions could not reasonably be expected to have a Material Adverse Effect, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or any such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     SECTION 8.8 Compliance with ERISA. In addition to and without limiting the generality of Section 8.6, (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with all material applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (ii) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan,
(iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (iv) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under
Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (b) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

     SECTION 8.9 Compliance With Agreements. Comply in all material respects with each term, condition and provision of all material leases, agreements and other instruments entered into in the conduct of its business; provided, that the Borrower or any such Subsidiary may contest any such material lease, agreement or other instrument in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.

     SECTION 8.10 Visits and Inspections. Permit representatives of the Administrative Agent or any Lender, from time to time upon reasonable notice, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

     SECTION 8.11 Additional Subsidiaries and Additional Collateral.

     (a) Material Domestic Subsidiaries. Notify the Administrative Agent of (1) the creation or acquisition of any Material Domestic Subsidiary or (2) any Domestic Subsidiary of the Borrower becoming a Material Domestic Subsidiary as evidenced by the information set forth in the Officer's Compliance Certificate delivered pursuant to Section 7.2, and promptly thereafter (and in any event within thirty (30) days), cause to be executed and delivered to the Administrative Agent (i) a duly executed Joinder Agreement (pursuant to which such Material Domestic Subsidiary shall become party to the Guaranty Agreement, the Collateral Agreement and any other applicable Security Documents), (ii) such other instruments and documents and other items of the type required to be delivered pursuant to Section 5.2(c), all in form and substance reasonably satisfactory to the Administrative Agent, as may be reasonably required by the Administrative Agent to obtain a first priority perfected security interest in all personal property and real property of such Material Domestic Subsidiary (subject to Permitted Liens), (iii) such closing documents and closing certificates  of the type required to be delivered  pursuant to Section  5.2(b), including, without limitation, favorable legal opinions addressed to the Administrative Agent and the Lenders in form and substance reasonably satisfactory thereto with respect to such duly executed Joinder Agreement (and the Guaranty Agreement, the Collateral Agreement and any other applicable Security Documents to which such Material Domestic Subsidiary shall become party thereto in connection therewith), in each case as may reasonably be requested by the Administrative Agent, and (iv) such other documents and certificates as may be reasonably requested by the Administrative Agent.

     (b) Non-Material Domestic Subsidiaries. Notify the Administrative Agent of the creation or acquisition of any Non-Material Domestic Subsidiary, and promptly thereafter (and in any event within forty-five (45) days), cause to be executed and delivered to the Administrative Agent, in each case only to the extent requested by the Administrative Agent, (i) a duly executed Joinder Agreement (pursuant to which the Borrower or the applicable Domestic Subsidiary of the Borrower shall pledge to the Administrative Agent the capital stock of such Non-Material Domestic Subsidiary), (ii) such other instruments and documents and other items of the type required to be delivered pursuant to
Section 5.2(c), all in form and substance reasonably satisfactory to the Administrative Agent, as may be reasonably required by the Administrative Agent to obtain a first priority perfected security interest in the capital stock of such Non-Material Domestic Subsidiary and (iii) such other documents and certificates as may be reasonably requested by the Administrative Agent.

     (c) Foreign Subsidiaries. Notify the Administrative Agent of the creation or acquisition of any Foreign Subsidiary which is directly owned by the Borrower or a Domestic Subsidiary of the Borrower, and promptly thereafter (and in any event within forty-five (45) days), cause to be executed and delivered to the Administrative Agent, in each case only to the extent requested by the Administrative Agent, (i) a duly executed Joinder Agreement (pursuant to which the Borrower or the applicable Domestic Subsidiary of the Borrower shall pledge to the Administrative Agent no more that percentage of all issued and outstanding shares of all capital stock or other membership interests of such Foreign Subsidiary the granting of a security interest in which shall not result in material adverse tax consequences to the Borrower or the applicable Domestic Subsidiary (it being acknowledged by the Borrower, the Lenders and the Administrative Agent that, as of the Closing Date, such percentage required to be pledged is sixty-five percent (65%)), (ii) such other instruments and documents and other items of the type required to be delivered pursuant to
Section 5.2(c), all in form and substance reasonably satisfactory to the Administrative Agent, as may be reasonably required by the Administrative Agent to obtain a first priority perfected security interest in the capital stock of such Foreign Subsidiary, (iii) such closing documents and closing certificates of the type required to be delivered pursuant to Section 5.2(b), including, without limitation, favorable legal opinions addressed to the Administrative Agent and the Lenders in form and substance reasonably satisfactory thereto with respect to such duly executed Joinder Agreement (and the Collateral Agreement and any other applicable Security Documents to which the Borrower (or the applicable Domestic Subsidiary) and such Foreign Subsidiary shall become party thereto in connection therewith), in each case as may reasonably be requested by the Administrative Agent, and (iv) such other documents and certificates as may be reasonably requested by the Administrative Agent. Notwithstanding the provisions of the foregoing subsection (b)(i), the Borrower may evidence compliance with such subsection (b)(i) by providing a perfected first priority security interest (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) in the relevant indicia of ownership of such Foreign Subsidiary.

     (d) Additional Real Property Collateral. Notify the Administrative Agent of the acquisition of any real property by the Borrower or any Material Domestic Subsidiary that is of the same type and character of the Collateral subject to any Security Document, but that is not subject to the existing Security Documents (including pursuant to any after-acquired property provisions thereof), and any other event or condition that may require additional action of any nature in order to preserve the effectiveness and perfected status of the liens and security interests of the Administrative Agent and the Lenders with respect to such real property pursuant to the Security Documents and, and promptly thereafter (and in any event within thirty (30) days), cause to be executed and delivered to the Administrative Agent (i) such instruments and documents and other items of the type required to be delivered pursuant to
Section 5.2(c), all in form and substance reasonably satisfactory to the Administrative Agent, as may be reasonably required by the Administrative Agent to obtain a first priority perfected security interest in such real property (subject to Liens permitted pursuant to Section 10.2), (ii) such closing documents and closing certificates of the type required to be delivered pursuant to Section 5.2(b), in form and substance reasonably satisfactory to the Administrative Agent and the Lenders with respect to such instruments and documents, in each case as may reasonably be requested by the Administrative Agent, and (iii) such other documents and certificates as may be reasonably requested by the Administrative Agent.

     SECTION 8.12 Use of Proceeds.  Use the proceeds of the Extensions of Credit
(a) to refinance the Existing Facility and (b) for working capital and general corporate requirements of the Borrower and its Subsidiaries, including the payment of certain fees and expenses incurred in connection with the transactions contemplated by this Agreement.

     SECTION 8.13 Further Assurances. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent the Required Lenders (through the Administrative Agent) may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents.


                                   ARTICLE IX

                               FINANCIAL COVENANTS

     Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11, the Borrower and its Subsidiaries on a Consolidated basis will not:

     SECTION 9.1 Leverage Ratio. As of any fiscal quarter end, permit the ratio of (a) Total Funded Debt on such date, to (b) EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date, to be greater than 2.50 to 1.00.

     SECTION 9.2 Consolidated Net Worth. Permit, at any time, Consolidated Net Worth to be less than the sum of (a) $135,000,000 plus (b) an amount equal to fifty percent (50%) of aggregate Net Income of the Borrower and its Subsidiaries since September 30, 2002; provided that, in the event that Borrower and its Subsidiaries on a Consolidated basis have a net loss for any fiscal quarter, Net Income for purposes of this Section 9.2 shall be deemed to be zero for such fiscal quarter.

     SECTION 9.3 Interest Coverage Ratio. As of any fiscal quarter end during the periods set forth below, permit the ratio of (a) EBIT for the period of four
(4) consecutive  fiscal quarters ending on or immediately prior to such date, to
(b) Interest Expense for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date, to be less than the corresponding ratio set forth below:

Period                                                               Ratio
------                                                               -----
Closing Date through and including December 31, 2003             2.25 to 1.00
January 1, 2004 and thereafter                                   2.50 to 1.00

     SECTION 9.4 Capital Expenditures. During any Fiscal Year, permit Capital Expenditures to be greater than the sum of (i) one hundred thirty percent (130%) of depreciation and amortization expense (calculated in accordance with GAAP) for the prior Fiscal Year and (ii) $5,000,000.


                                    ARTICLE X

                               NEGATIVE COVENANTS

     Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11, the Borrower has not and will not permit any of its Subsidiaries to:

     SECTION 10.1 Limitations on Debt. Create, incur, assume or suffer to exist any Debt except:

     (a) the Obligations (excluding any Hedging Obligations);

     (b) Debt incurred in connection with a Hedging Agreement with a counterparty and upon terms and conditions (including interest rate) reasonably satisfactory to the Administrative Agent; provided, that any counterparty that is a Lender or The Bank of Montreal shall be deemed satisfactory to the Administrative Agent;

     (c) Debt existing on the Closing Date and not otherwise permitted under this Section 10.1, as set forth on Schedule 6.1(s), and the renewal, refinancing, extension and replacement (but not the increase in the aggregate principal amount) thereof;

     (d) Guaranty Obligations in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

     (e) unsecured Debt of the Borrower and the Domestic Subsidiaries in an aggregate amount not to exceed $5,000,000 on any date of determination (provided that such Debt may be secured to the extent that any such Debt is created, incurred, assumed or suffered to exist in connection with Capital Leases and purchase money financing);

     (f) Debt of the Foreign Subsidiaries in an aggregate amount not to exceed $10,000,000 on any date of determination;

     (g) intercompany Debt (i) between the Borrower and any Domestic Subsidiary of the Borrower or between any Domestic Subsidiary of the Borrower and any other Domestic Subsidiary of the Borrower, (ii) between the Borrower and any Foreign Subsidiary of the Borrower or between the Borrower or any Domestic Subsidiary of the Borrower and any Foreign Subsidiary of the Borrower and (iii) between any Foreign Subsidiary of the Borrower and any other Foreign Subsidiary of the Borrower; and

     (h) Debt of any Person acquired in accordance with Section 10.3(c), including any renewal, extension or refinancing, but not any increase in the aggregate principal amount, thereof (provided that such Debt was not incurred in connection with such acquisition); provided, that no agreement or instrument with respect to Debt permitted to be incurred by this Section shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of the Borrower to make any payment to the Borrower or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling the Borrower to pay the Obligations.

     SECTION 10.2 Limitations on Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including, without limitation, shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except:

     (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

     (b) the claims of materialmen, mechanics, carriers, warehousemen, processors, landlords or other similar parties for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

     (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation;

     (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

     (e) Liens of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

     (f) Liens not otherwise permitted by this Section 10.2 and in existence on the Closing Date and described on Schedule 10.2;

     (g) (i) Liens securing Debt incurred in connection with Capital Leases and purchase money Debt (in each case to the extent that such Debt is permitted under Section 10.1(e)); provided that (A) such Liens shall be created substantially simultaneously with the acquisition or lease of the related asset,
(B) such Liens do not at any time encumber any property other than the property financed by such Debt, (C) the amount of such Debt secured thereby is not increased and (D) the principal amount of such Debt secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price or lease payment amount of such property at the time it was acquired and
(ii) Liens on the assets of any Foreign Subsidiary securing Debt of such Foreign Subsidiary (to the extent that such Debt is permitted under Section 10.1(f));

     (h) Liens in favor of the Borrower or a Domestic Subsidiary of the Borrower on assets of any other Subsidiary of the Borrower;

     (i) Liens securing judgments not giving rise to an Event of Default so long as (i) such Lien is adequately bonded and (ii) any appropriate legal proceeding which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired;

     (j) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Borrower or any of its Subsidiaries, including rights of offset and set-off, incurred in the ordinary course of business;

     (k) Liens in favor of custom and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods in the ordinary course of business;

     (l) Liens arising from the precautionary filing of Uniform Commercial Code financing statements (or similar foreign counterparts) regarding leases; and

     (m) rights of setoff or bankers' liens upon deposits of cash in favor of banks or other financial institutions in the ordinary course of business (provided that, to the extent requested by the Administrative Agent, such bank or other financial institution has executed and delivered a deposit account control agreement with respect to such deposits pursuant to the Collateral Agreement).

     SECTION 10.3 Limitations on Loans, Advances, Investments and Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture (including, without limitation, the creation or capitalization of any Subsidiary), evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person except:

     (a) investments (i) existing on the Closing Date in Subsidiaries, (ii) in Subsidiaries formed or acquired after the Closing Date so long as the Borrower and its Subsidiaries comply with the applicable provisions of Section 8.11 and
(iii) existing on the Closing Date in the form of loans, advances and investments described on Schedule 10.3;

     (b) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one hundred twenty (120) days from the date of acquisition thereof, (ii) commercial paper maturing no more than one hundred twenty (120) days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one hundred twenty (120) days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, or (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder; and

     (c) investments by the Borrower or any of its Subsidiaries in the form of acquisitions of all, substantially all or a majority of the stock or assets of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person (each, a "Permitted Acquisition"); provided that:

          (i) the Person to be acquired shall be a going concern, engaged in a business, or the assets to be acquired shall be used in a business which is similar, related or complimentary to the line of business of the Borrower and its Subsidiaries as required pursuant to Section 10.12;

          (ii) the Borrower or such Subsidiary (unless the Person to be acquired complies with Section 8.11), as applicable, shall be the surviving Person and no Change in Control shall have been effected thereby;

          (iii) the Borrower shall have delivered written notice of such proposed acquisition to the Administrative Agent (for delivery by the Administrative Agent to the Lenders) and the Lenders, which notice shall include the proposed closing date of such proposed acquisition, not less than twenty
(20) calendar days prior to such proposed closing date;

          (iv) the Borrower shall have delivered to the Administrative Agent copies of the Permitted Acquisition Documents;

          (v) the Borrower shall have certified on or before the closing date of such proposed acquisition, in writing and in a form reasonably acceptable to the Administrative Agent and the Lenders, that such proposed acquisition has been approved by the board of directors or equivalent governing body of the Person to be acquired;

          (vi) no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such proposed acquisition;

          (vii) the Borrower shall have complied with Section 8.11;

          (viii) the Borrower shall have delivered to the Administrative Agent and the Lenders an Officer's Compliance Certificate dated as of the closing date of such proposed acquisition demonstrating, in form and substance reasonably satisfactory thereto, pro forma compliance with each covenant contained in
Article IX (both before and after giving effect to such proposed acquisition) (it being agreed by the Borrower, the Administrative Agent and the Lenders that such calculations shall assume that all Debt assumed or incurred in conjunction with such proposed acquisition was incurred at the beginning of the applicable calculation period and that all income and expenses associated with such proposed acquisition shall be treated as earned and included in the pro-forma calculations (both on a consolidated and consolidating basis));

          (ix) the Borrower shall have at least $10,000,000 in Liquidity both before and after giving effect to such proposed acquisition; and

          (x) the Person to be acquired is not subject to material pending litigation which could reasonably be expected to have a Material Adverse Effect;

     (d) intercompany loans and advances in connection with intercompany Debt permitted under Section 10.1(g);

     (e) Hedging Agreements permitted pursuant to Section 10.1; and

     (f) purchases of assets in the ordinary course of business.

     SECTION 10.4 Limitations on Mergers and Liquidation. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

     (a) (i) any Wholly-Owned Domestic Subsidiary of the Borrower may merge with the Borrower or any other Wholly-Owned Domestic Subsidiary of the Borrower (provided that (1) in any merger involving the Borrower, the Borrower shall be the surviving entity and (2) in any merger involving any Subsidiary Guarantor (and not involving the Borrower), such Subsidiary Guarantor shall be the surviving entity) and (ii) any Wholly-Owned Foreign Subsidiary of the Borrower may merge with any other Wholly-Owned Foreign Subsidiary of the Borrower;

     (b) (i) any Wholly-Owned Domestic Subsidiary of the Borrower may merge into the Person such Wholly-Owned Domestic Subsidiary was formed to acquire in connection with an acquisition permitted by Section 10.3(c) (provided that, after giving effect to such acquisition, such Person shall be a Wholly-Owned Domestic Subsidiary and shall comply with the requirements set forth in Section 8.11) and (ii) any Wholly-Owned Foreign Subsidiary of the Borrower may merge into the Person such Wholly-Owned Foreign Subsidiary was formed to acquire in connection with an acquisition permitted by Section 10.3(c); and

     (c) (i) any Wholly-Owned Domestic Subsidiary of the Borrower may wind-up into the Borrower or any other Wholly-Owned Domestic Subsidiary of the Borrower and (ii) any Wholly-Owned Foreign Subsidiary of the Borrower may wind-up into any other Wholly-Owned Foreign Subsidiary of the Borrower.

     SECTION 10.5 Limitations on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

     (a) the sale of inventory in the ordinary course of business;

     (b) the sale of obsolete assets no longer used or usable in the business of the Borrower or any of its Subsidiaries;

     (c) the transfer of assets to the Borrower or any Wholly-Owned Subsidiary of the Borrower pursuant to Section 10.4(c);

     (d) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

     (e) the disposition of any Hedging Agreement;

     (f) sales or grants of licenses in the ordinary course of business to use the patents, trade secrets, know-how and other intellectual property of the Borrower and its Subsidiaries to the extent that any such license does not prohibit the Borrower or its Subsidiaries from using any material technologies licensed unless for due consideration, or require the Borrower or its Subsidiaries to pay fees for the use of any material technology;

     (g) any distribution permitted pursuant to Section 10.6; and

     (h) sales of assets (i) by the Borrower or any Domestic Subsidiary of the Borrower in an aggregate amount not to exceed $5,000,000 during the term of this Agreement and (ii) by any Foreign Subsidiary of the Borrower in an aggregate amount not to exceed $10,000,000 during the term of this Agreement.

     SECTION 10.6 Limitations on Dividends and Distributions. Declare or pay any dividends upon any of its capital stock or any other ownership interests; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock or other ownership interests, or make any distribution of cash, property or assets among the holders of shares of its capital stock or other ownership interests, or make any change in its capital structure; provided that:

     (a) the Borrower or any Subsidiary may pay dividends in shares of its own capital stock;

     (b) any Subsidiary may pay cash dividends to the Borrower;

     (c) the Borrower may pay cash dividends on its capital stock, purchase, redeem, retire or otherwise acquire, directly or indirectly, shares of its capital stock (including purchases of treasury stock), or make distributions of cash, property or assets among its shareholders in an aggregate amount not to exceed the lesser of (i) twelve and one-half cents ($0.125) per share in any calendar quarter, or (ii) $8,000,000 in any calendar year (such quarterly and annual limitations, hereinafter, the "Current Dividend Level"); and

     (d) in addition to transactions permitted under subsection (c) above, the Borrower may pay cash dividends on its capital stock, purchase, redeem, retire or otherwise acquire, directly or indirectly, shares of its capital stock (including purchases of treasury stock), or make distributions of cash, property or assets among its shareholders in an aggregate amount not to exceed, during the term of this Agreement, the sum of (i) $6,000,000 plus (ii) an amount equal to fifty percent (50%) of aggregate Net Income of the Borrower and its Subsidiaries since September 30, 2002.

     SECTION 10.7 Limitations on Exchange and Issuance of Capital Stock. Issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be,
(a) convertible or exchangeable into Debt or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due.

     SECTION 10.8 Transactions with Affiliates. Except for transactions permitted by 10.3, 10.6 and 10.7 and those transactions existing on the Closing Date and identified on Schedule 10.8, directly or indirectly enter into, or be a party to, any transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

     SECTION 10.9 Certain Accounting Changes; Organizational Documents.

     (a) Make any change in its accounting treatment and reporting practices except as required or permitted by GAAP; or

     (b) Amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in any manner adverse in any material respect to the rights or interests of the Lenders.

     SECTION 10.10 Amendments; Payments and Prepayments of Subordinated Debt. Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt, or cancel or forgive, make any elective, voluntary or optional payment or prepayment on, or redeem or acquire for value (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt.

     SECTION 10.11 Restrictive Agreements.

     (a) Enter into any Debt which contains any negative pledge on assets or any covenants more restrictive than the provisions of Articles VIII, IX and X hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt.

     (b) Enter into or permit to exist any agreement which impairs or limits the ability of any Subsidiary of the Borrower to pay dividends to the Borrower.

     SECTION 10.12 Nature of Business. Alter in any material respect the character or conduct of the business conducted by the Borrower and its Subsidiaries taken as a whole as of the Closing Date (except as otherwise permitted by the terms of this Agreement).

     SECTION 10.13 Impairment of Security Interests. Take or omit to take any action, which might or would have the result of materially impairing the security interests in favor of the Administrative Agent with respect to the Collateral or grant to any Person (other than the Administrative Agent for the benefit of itself and the Lenders pursuant to the Security Documents) any interest whatsoever in the Collateral, except for Liens permitted under Section
10.2 and asset sales permitted under Section 10.5.


                                   ARTICLE XI

                              DEFAULT AND REMEDIES

     SECTION 11.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

     (a) Default in Payment of Principal of Loans and Reimbursement Obligations. The Borrower shall default in any payment of principal of any Loan, Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

     (b) Other Payment Default. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of (i) interest on any Loan, Note or Reimbursement Obligation, and such default shall continue unremedied for five (5) Business Days or (ii) any other Obligation, and such default shall continue unremedied for ten (10) Business Days.

     (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrower or any of its Subsidiaries under this Agreement, any other Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

     (d) Default in Performance of Certain Covenants. The Borrower or any of its Subsidiaries shall default in the performance or observance of any covenant or agreement contained in Sections 7.1, 7.2 or 7.5(e)(i) or Articles IX or X of this Agreement.

     (e) Default in Performance of Other Covenants and Conditions. The Borrower or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 11.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Administrative Agent.

     (f) Hedging Agreement. The Borrower shall default in the performance or observance of any terms, covenant, condition or agreement (after giving effect to any applicable grace or cure period) under any Hedging Agreement with respect to any Debt or other obligation in a principal amount in excess of $3,000,000 and such default causes the termination of such Hedging Agreement or permits any counterparty to such Hedging Agreement to terminate any such Hedging Agreement.

     (g) Debt Cross-Default. The Borrower or any of its Subsidiaries shall (i) default in the payment of any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $3,000,000 beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $3,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

     (h) Change in Control. (i) The sale, lease or transfer of all or substantially all of the Borrower's assets to any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended), (ii) the liquidation or dissolution of the Borrower, (iii) any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended), other than the Permitted Holders, shall obtain ownership or control in one or more series of transactions of more than thirty-five percent (35%) of the common stock or thirty-five percent (35%) of the voting power of the Borrower entitled to vote in the election of members of the board of directors of the Borrower or (iv) during any period of twelve (12) consecutive calendar months, individuals who, at the beginning of such period, constituted the Borrower's board of directors (together with any new directors whose election by the Borrower's board of directors or whose nomination for election by the Borrower's stockholders was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason, other than death or disability, to constitute a majority of the directors then in office (any such event, a "Change in Control").

     (i) Voluntary Bankruptcy Proceeding. The Borrower or any Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or
(vii) take any corporate action for the purpose of authorizing any of the foregoing.

     (j) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower or any Domestic Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or any Domestic Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty
(60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

     (k) Failure of Agreements. This Agreement or any other Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or the satisfaction in full of all of the Obligations, ceases to be in full force and effect; or the Borrower, any Subsidiary Guarantor or any other Person contests in any manner the validity or enforceability of this Agreement or any other Loan Document; or the Borrower or any Subsidiary Guarantor denies that it has any or further liability or obligation under this Agreement or any other Loan Document, or purports to revoke, terminate or rescind this Agreement or any other Loan Document.

     (l) Termination Event. The occurrence of any of the following events: (i) the Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $5,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) the Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $5,000,000.

     (m) Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $5,000,000 in any Fiscal Year shall be entered against the Borrower or any of its Subsidiaries by any court and such judgment or order shall continue without discharge or stay for a period of sixty (60) days.

     (n) Environmental. Any one or more Environmental Claims shall have been asserted against the Borrower or any of its Subsidiaries; the Borrower and its Subsidiaries would be reasonable likely to incur liability as a result thereof; and such liability would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 11.2 Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

     (a) Acceleration; Termination of Facilities. Declare the principal of and interest on the Loans, the Notes and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations (other than Hedging Obligations), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 11.1(i) or (j), the Credit Facility shall be automatically terminated and all Obligations (other than Hedging Obligations) shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

     (b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrower at such time to, and the Borrower shall, deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations on a pro rata basis. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

     (c) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrower's Obligations.

     SECTION  11.3  Rights  and  Remedies  Cumulative;   Non-Waiver;   etc.  The
enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

     SECTION 11.4. Judgment Currency. The obligation of the Borrower to make payments of the principal of and interest on the Notes and the obligation of any such Person to make payments of any other amounts payable hereunder or pursuant to any other Loan Document in the currency specified for such payment shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent that such tender or recovery shall result in the actual receipt by each of the Administrative Agent and Lenders of the full amount of the particular Permitted Currency expressed to be payable pursuant to the applicable Loan Document. The Administrative Agent shall, using all amounts obtained or received from the Borrower pursuant to any such tender or recovery in payment of principal of and interest on the Obligations, promptly purchase the applicable currency at the most favorable spot exchange rate determined by the Administrative Agent to be available to it. The obligation of the Borrower to make payments in the applicable currency shall be enforceable as an alternative or additional cause of action solely for the purpose of recovering in the applicable currency the amount, if any, by which such actual receipt shall fall short of the full amount of the currency expressed to be payable pursuant to the applicable Loan Document.


                                   ARTICLE XII

                            THE ADMINISTRATIVE AGENT

     SECTION 12.1 Appointment. Each of the Lenders hereby irrevocably designates and appoints Wachovia as Administrative Agent of such Lender under this Agreement and the other Loan Documents for the term hereof and each such Lender irrevocably authorizes Wachovia as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent. Any reference to the Administrative Agent in this Article XII shall be deemed to refer to the Administrative Agent solely in its capacity as Administrative Agent and not in its capacity as a Lender.

     SECTION 12.2 Delegation of Duties. The Administrative Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

     SECTION 12.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

     SECTION 12.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 13.10. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Documents, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     SECTION 12.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless it has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, when expressly required hereby, all the Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, except to the extent that other provisions of this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Lenders or Required Lenders, as applicable.

     SECTION 12.6 Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans and issue or participate in Letters of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action  under  this  Agreement  and the other Loan  Documents,  and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

     SECTION 12.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such and (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents, reports or other information provided to the Administrative Agent or any Lender or contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

     SECTION 12.8 The Administrative Agent in Its Individual Capacity. The Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued by it or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     SECTION 12.9 Resignation of the Administrative Agent; Successor Administrative Agent. Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty
(30) days after the Administrative Agent's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor
Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 12.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

     SECTION 12.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any Guarantor, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, the L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Administrative Agent and the Lenders (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and the Lenders and their respective agents and counsel and all other amounts due the Administrative Agent and the Lenders under this Agreement, including, without limitation, Section 3.3, Section 4.3 and Section 13.2) allowed in such judicial proceeding; and

     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Agreement (including, without limitation, Section 4.3 and Section 13.2). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.


                                  ARTICLE XIII

                                  MISCELLANEOUS

     SECTION 13.1 Notices.

     (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing (for purposes hereof, the term "writing" shall include information in electronic format such as electronic mail and internet web pages), or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via electronic mail, posting on an internet web page, telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by electronic mail, posting on an internet web page, telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

     (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

         If to the Borrower:        CompX International Inc.
                                    Three Lincoln Centre
                                    5430 LBJ Freeway, Suite 1700
                                    Dallas, Texas 75240-2697
                                    Attention: J. Mark Hollingsworth
                                    Telephone No.: (972) 233-1700
                                    Telecopy No.: (972) 448-1445

         If to Wachovia as          Wachovia Bank, National Association
          Administrative Agent:     Charlotte Plaza, CP-8
                                    201 South College Street
                                    Charlotte, North Carolina 28288-0680
                                    Attention:  Syndication Agency Services
                                    Telephone No.:  (704) 374-2698
                                    Telecopy No.:  (704) 383-0288

         If to any Lender:          To the address set forth on Schedule 1.1(a)

     (c) Administrative Agent's Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit issued, except for Alternative Currency Loans, to which payments due are to be made at the office of the Administrative Agent's Correspondent.

     SECTION 13.2 Expenses; Indemnity. The Borrower will (a) pay all reasonable out-of-pocket expenses (including, without limitation, all costs of electronic or internet distribution of any information hereunder) of the Administrative Agent in connection with (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including, without limitation, all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent and (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Agreement or any other Loan Document, including, without limitation, reasonable fees and disbursements of counsel for the Administrative Agent, (b) pay all reasonable out-of-pocket expenses of the Administrative Agent and each Lender actually incurred in connection with the administration and enforcement of any rights and remedies of the Administrative Agent and Lenders under the Credit Facility, including, without limitation, in connection with any workout, restructuring, bankruptcy or other similar proceeding, creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Security Document, enforcing any Obligations of, or collecting any payments due from, the Borrower or any Subsidiary Guarantor by reason of an Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty Agreement), consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include, without limitation, the reasonable fees and disbursements of such Persons, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim (including, without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document or any documents, reports or other information provided to the Administrative Agent or any Lender or contemplated by or referred herein or therein or the transactions contemplated hereby or thereby, including, without limitation, reasonable attorney's and consultant's fees and settlement costs, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     SECTION 13.3 Set-off.

     (a) In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 13.10 are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrower against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 11.2 and although such Obligations shall be contingent or unmatured. Notwithstanding the preceding sentence, each Lender agrees to notify the Borrower and the Administrative Agent after any such set-off and application; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

     (b) Any amount to be set-off pursuant to Section 13.3(a) shall be denominated in Dollars and any amount denominated in an Alternative Currency shall be in an amount equal to the Dollar Amount of such amount at the most favorable spot exchange rate determined by the Administrative Agent to be available to it; provided that if at the time of any such determination no such spot exchange rate can reasonably be determined, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, any such determination to be conclusive absent manifest error.

     (c) Each Lender and any assignee or participant of such Lender in accordance with Section 13.10 are hereby authorized by the Borrower to combine currencies, as deemed necessary by such Person, in order to effect any set-off pursuant to Section 13.3(a).

     SECTION 13.4 Governing Law. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

     SECTION 13.5 Jurisdiction and Venue.

     (a) Jurisdiction. The Borrower hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina (and any courts from which an appeal from any of such courts must or may be taken), in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrower hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 13.1. Nothing in this Section 13.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdictions.

     (b) Venue. The Borrower hereby irrevocably waives any objection it may have now or in the future to the laying of venue in the aforesaid jurisdiction in any action, claim or other proceeding arising out of or in connection with this Agreement, any other Loan Document or the rights and obligations of the parties hereunder or thereunder. The Borrower irrevocably waives, in connection with such action, claim or proceeding, any plea or claim that the action, claim or other proceeding has been brought in an inconvenient forum.

     SECTION 13.6 Binding Arbitration; Waiver of Jury Trial.

     (a) Binding Arbitration. Upon demand of the Borrower, the Administrative Agent or the Required Lenders, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Loan Document ("Disputes"), between or among parties hereto and to the other Loan Documents shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, disputes as to whether a matter is subject to arbitration, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration
Association (the "AAA") and the Federal Arbitration Act. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitations shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding anything foregoing to the contrary, any arbitration proceeding demanded hereunder shall begin within ninety (90) days after such demand thereof and shall be concluded within one-hundred twenty (120) days after such demand. These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of sixty (60) days. The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. The parties hereto do not waive any applicable Federal or state substantive law except as provided herein. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement.

     (b) Jury Trial. THE ADMINISTRATIVE AGENT, EACH LENDER AND THE BORROWER HEREBY ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

     (c) Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under Applicable Law or by judicial foreclosure and sale, including a proceeding to confirm the sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and
(iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

     SECTION 13.7 Reversal of Payments. To the extent the Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

     SECTION 13.8 Injunctive Relief; Punitive Damages.

     (a) The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     (b) The Administrative Agent, the Lenders and the Borrower (on behalf of itself and its Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

     SECTION 13.9 Accounting Matters. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance therewith.

     SECTION 13.10 Successors and Assigns; Participations.

     (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

     (b) Assignment by Lenders. Each Lender may, in the ordinary course of its business and in accordance with Applicable Law, sell or assign to any Lender, any Affiliate of a Lender and with the consent of the Borrower (so long as no Default or Event of Default has occurred and is continuing) and the consent of the Administrative Agent, which consents shall not be unreasonably withheld or delayed, assign to one or more Eligible Assignees (any of the foregoing assignees or purchasers, a "Participating Lender") all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Extensions of Credit at the time owing to it and the Notes held by it); provided that:

          (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

          (ii) if less than all of the assigning Lender's Commitment is to be assigned, the Commitment so assigned shall not be less than $5,000,000;

          (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance substantially in the form of Exhibit G attached hereto (an "Assignment and Acceptance"), together with (to the extent requested by any Purchasing Lender) any Note or Notes subject to such assignment;

          (iv) where consent of the Borrower to an assignment to a Purchasing Lender is required hereunder (including consent to an assignment to an Approved
Fund), the Borrower shall be deemed to have given its consent five (5) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth (5th) Business Day;

          (v) such assignment shall not, without the consent of the Borrower require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

          (vi) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,500 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate of such Lender.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof (unless otherwise agreed to by the Administrative Agent), (A) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

     (c) Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Purchasing Lender thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

     (d) Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Extensions of Credit with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Issuance of New Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and a Purchasing Lender together with any Note or Notes (if applicable) subject to such assignment and (if applicable) the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit G:

          (i) accept such Assignment and Acceptance;

          (ii) record the information contained therein in the Register;

          (iii) give prompt notice thereof to the Lenders and the Borrower; and

          (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrower.

Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Purchasing Lender (to the extent requested thereby) in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender (to the extent requested thereby) in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrower. Notwithstanding anything in this Agreement to the contrary, any Lender which has not been issued a Note or Notes hereunder may at any time deliver a written request for a Note or Notes to the Administrative Agent and the Borrower. Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Administrative Agent, a Note or Notes (as applicable) to the order of such Lender in amounts equal to the Commitment of such Lender. Upon receipt thereby, the Administrative Agent shall promptly deliver such Note or Notes to such Lender.

     (f) Participations. Each Lender may, without notice to or the consent of the Borrower or the Administrative Agent, in the ordinary course of its commercial banking business and in accordance with Applicable Law, sell participations to one or more banks or other entities (any such bank or other entity, a "Participant") in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Extensions of Credit and the Notes held by it); provided that:

          (i) each such participation shall be in an amount not less than $5,000,000;

          (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

          (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

          (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

          (v) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

          (vi) such Lender shall not permit such Participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement Obligation, extend the term or increase the amount of the Commitment, reduce the amount of any fees to which such Participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of the Collateral or any Security Document; and

          (vii) any such disposition shall not, without the consent of the Borrower require the Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

     The Borrower agrees that each Participant shall be entitled to the benefits of Section 4.7, Section 4.8, Section 4.9, Section 4.10, Section 4.11, Section 4.12, Section 4.13 and Section 13.3 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this
Section 13.10; provided that a Participant shall not be entitled to receive any greater payment under Section 4.7, Section 4.8, Section 4.9, Section 4.10,
Section 4.11, Section 4.12, and Section 4.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent and such Participant shall have delivered to the Administrative Agent all United States Internal Revenue Service Forms required pursuant to Section 4.13(e).

     (g) Disclosure of Information; Confidentiality. The Administrative Agent and the Lenders shall hold all non-public information with respect to the Borrower obtained pursuant to the Loan Documents (or any Hedging Agreement with a Lender or the Administrative Agent) in accordance with their customary procedures for handling confidential information; provided, that the Administrative Agent may disclose information relating to this Agreement to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications and provided further, that the Administrative Agent or any Lender may disclose any such information to the extent such disclosure is (i) required by law or requested or required pursuant to any legal process, (ii) requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority (including, without limitation, the National Association of Insurance Commissioners) or (iii) used in any suit, action or proceeding for the purpose of defending itself, reducing its liability or protecting any of its claims, rights, remedies or interests under or in connection with the Loan Documents (or any Hedging Agreement with a Lender or the Administrative Agent). Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 13.10, disclose to the Purchasing Lender, proposed Purchasing Lender, Participant, proposed Participant, or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, that prior to any such disclosure, each such Purchasing Lender, proposed Purchasing Lender, Participant or proposed Participant, contractual counterparty or professional advisor shall agree to be bound by the provisions of this Section 13.10(g).

     (h) Certain Pledges or Assignments. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement or any other Loan Document to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment of a security interest shall release a Lender form any of its obligations hereunder or substitute such pledgee or assignee for such Lender as a party hereto.

     SECTION 13.11 Amendments, Waivers and Consents. Except as set forth below or as specifically provided in the Credit Agreement or any other Loan Document (including, without limitation, Section 2.9), any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided that, except as specifically set forth in Section 2.9, no amendment, waiver or consent shall (a) increase (i) the Commitment of any Lender, (ii) the Alternative Currency Commitment or (iii) the Swingline Commitment, (b) reduce the rate of interest or fees payable on any Loan or Reimbursement Obligation, (c) reduce or forgive the principal amount of any Loan or Reimbursement Obligation, (d) extend the originally scheduled time or times of payment of the principal of any Loan or Reimbursement Obligation or the time or times of payment of interest on any Loan or Reimbursement Obligation or any fee or commission with respect thereto, (e) permit any subordination of the principal or interest on any Loan or Reimbursement Obligation, (f) release the Borrower from the Obligations (other than Hedging Obligations) hereunder, (g) release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty Agreement, (h) permit any assignment (other than as specifically permitted or contemplated in this Agreement) of any of the Borrower's rights and obligations hereunder, (i) release any Collateral the fair market value of which exceeds $1,000,000 or release any Security Document (other than asset sales permitted pursuant to Section 10.5 and as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document), (j) amend the definition of Alternative Currency, (k) amend the provisions of this Section
13.11 or the definition of Required Lenders, (l) extend the time of the obligation of the Lenders to make or issue or participate in Letters of Credit, in each case, without the prior written consent of each Lender or (m) amend or waive the provisions of Section 2.7(b). In addition, no amendment, waiver or consent to the provisions (a) of Article XII shall be made without the written consent of the Administrative Agent, (b) of Article III shall be made without the written consent of the Issuing Lender, (c) relating to Swingline Loans or the Swingline Facility shall be made without the written consent of the Swingline Lender and (d) relating to Alternative Currency Loans or the Alternative Currency Facility shall be made without the written consent of the Alternative Currency Lender.

     SECTION 13.12 Performance of Duties. The Borrower's obligations under this Agreement and each of the other Loan Documents shall be performed by the Borrower at its sole cost and expense.

     SECTION 13.13 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

     SECTION 13.14 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

     SECTION  13.15  Titles and  Captions.  Titles  and  captions  of  Articles,
Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     SECTION 13.16 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 13.17 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     SECTION 13.18 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full and all Commitments have been terminated. The Administrative Agent is hereby permitted to release all Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, upon repayment of the outstanding principal of and all accrued interest on the Loans, payment of all outstanding fees and expenses hereunder and the termination of the Lender's Commitments. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

     SECTION 13.19 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.

     SECTION 13.20 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     SECTION 13.21 Inconsistencies with Other Documents; Independent Effect of Covenants.

     (a) In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided, that any provision of the Security Documents which imposes additional burdens on the Borrower or its Subsidiaries or further restricts the rights of the Borrower or its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

     (b) The Borrower expressly acknowledges and agrees that each covenant contained in Articles VIII, IX, or X hereof shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VIII, IX, or X if, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles VIII, IX, or X.

     SECTION 13.22 Continuity of Contract. The parties hereto agree that the occurrence or non-occurrence of EMU, any event or events associated with EMU and/or the introduction of the euro in all or any part of the European Union (a) will not result in the discharge, cancellation, rescission or termination in whole or in part of this Agreement or any other Loan Document, (b) will not give any party the right to cancel, rescind, terminate or vary this Agreement or any other Loan Document or (c) will not give rise to an Event of Default, in each case other than as specifically provided in this Agreement.

                           [Signature pages to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

                                  BORROWER:

[CORPORATE SEAL]                  COMPX INTERNATIONAL INC., as Borrower

                                  By:/s/David A. Bowers
                                  ---------------------------------------------
                                  Name: David A. Bowers
                                  ---------------------------------------------
                                  Title:President
                                  ---------------------------------------------


                [Signature pages continued on the following page]

                        ADMINISTRATIVE AGENT AND LENDERS:

                                WACHOVIA BANK, NATIONAL
                                ASSOCIATION, as Administrative Agent
                                and Lender

                                By:/s/Thomas F. Snider
                                -----------------------------------------------
                                Name: Thomas F. Snider
                                -----------------------------------------------
                                Title:Vice President
                                -----------------------------------------------


                [Signature pages continued on the following page]

                               COMPASS BANK, as Lender

                               By: /s/Key Coker
                               ------------------------------------------------
                               Name:  Key Coker
                               ------------------------------------------------
                               Title: Executive Vice President
                               ------------------------------------------------


                [Signature pages continued on the following page]

                               COMERICA BANK, as Lender

                               By:/s/Mark B. Grover
                               ------------------------------------------------
                               Name: Mark B. Grover
                               ------------------------------------------------
                               Title:First Vice President
                               ------------------------------------------------

                                 Schedule 1.1(a)
                                       to
                                Credit Agreement

                             Lenders and Commitments


---------------------------------------------------- -------------------------- --------------------------------------
                      LENDER                                COMMITMENT                       COMMITMENT
                                                            PERCENTAGE
---------------------------------------------------- -------------------------- --------------------------------------
---------------------------------------------------- -------------------------- --------------------------------------
Wachovia Bank, National Association
Charlotte Plaza, CP-8
201 South College Street                                  52.6315789473%                   $25,000,000.00
Charlotte, North Carolina 28288-0680
Attention:  Syndication Agency Services
Telephone No.: (704) 374-2698
Telecopy No.: (704) 383-0288

---------------------------------------------------- -------------------------- --------------------------------------
---------------------------------------------------- -------------------------- --------------------------------------
Compass Bank
8080 N. Central Expway, Suite 250
Dallas, Texas  75206                                      26.3157894737%                   $12,500,000.00
Attention:  Key Coker
Telephone No.: 214-706-8044
Telecopy No.: 214-346-2746

---------------------------------------------------- -------------------------- --------------------------------------
---------------------------------------------------- -------------------------- --------------------------------------
Comerica Bank
U.S. Banking Department- South
4100 Spring Valley Road, Suite 400                        21.0526315790%                   $10,000,000.00
Dallas, Texas  75244
Attention:  Janet L. Wheeler
Telephone No.:  972-361-2652
Telecopy No.:   972-361-2550

---------------------------------------------------- -------------------------- --------------------------------------
---------------------------------------------------- -------------------------- --------------------------------------
TOTAL:                                                         100%                        $47,500,000.00
---------------------------------------------------- -------------------------- --------------------------------------

                                 Schedule 1.1(b)
                                       To
                                Credit Agreement


                               Mandatory Cost Rate


1. The Mandatory Cost Rate is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the United Kingdom's Financial Services Authority (the "Financial Services Authority") (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter), the Administrative Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender in accordance with the paragraphs set out below. The Mandatory Cost Rate will be calculated by the Administrative Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by that Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Lending Office.

4. The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

     (a) in relation to a Loan denominated in Pounds Sterling:

                       [OBJECT OMITTED] percent per annum

     (b) in relation to a Loan in denominated in any Alternative Currency other than Pounds Sterling:

                                [OBJECT OMITTED]
percent per annum.

        Where:

          A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

          B    is LIBOR for the relevant Interest Period on the relevant Loan.

          C is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

          D is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

          E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by any applicable reference banks (the "Reference Banks") to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per (pound)1,000,000.

5.   For the purposes of this Schedule 1.1(b):

     (a) "Eligible Liabilities" has the meaning given to it from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

     (b) "Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

     (c) "Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

     (d) "Special Deposits" has the meanings given to it from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

     (e) "Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 percent will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. If requested by the Administrative Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per (pound)1,000,000 of the Tariff Base of that Reference Bank.

8. Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

     (a) the jurisdiction of its Lending Office; and

     (b) any other information that the Administrative Agent may reasonably require for such purpose.

     Each Lender shall promptly notify the Administrative Agent of any change to the information provided by it pursuant to this paragraph.

9. The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Lending Office in the same jurisdiction as its Lending Office.

10. The Administrative Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11. The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost Rate to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12. Any determination by the Administrative Agent pursuant to this Schedule 1.1(b) in relation to a formula, the Mandatory Cost Rate, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties.

13. The Administrative Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties of any amendments which are required to be made to this Schedule 1.1(b) in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties.

                                CREDIT AGREEMENT

                          dated as of January 22, 2003,

                                  by and among

                            COMPX INTERNATIONAL INC.
                                  as Borrower,

                         the Lenders referred to herein,
                                   as Lenders,

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                             as Administrative Agent


                           WACHOVIA SECURITIES, INC.,
                   as Sole Lead Arranger and Sole Book Manager

                                TABLE OF CONTENTS

                                                                       Page


ARTICLE I  DEFINITIONS................................................. 1
SECTION 1.1           Definitions.......................................1
SECTION 1.2           General...........................................19
SECTION 1.3           Effectiveness of Euro Provisions..................20
SECTION 1.4.          Other Definitions and Provisions..................20


ARTICLE II  REVOLVING CREDIT FACILITY...................................20
SECTION 2.1           Revolving Credit Loans............................20
SECTION 2.2           Alternative Currency Loans........................20
SECTION 2.3           Swingline Loans...................................22
SECTION 2.4           Procedure for Advances of Revolving Credit
                      Loans, Alternative Currency Loans and
                      Swingline Loans...................................25
SECTION 2.5           Repayment of Loans................................26
SECTION 2.6           Notes.............................................29
SECTION 2.7           Permanent Reduction of the
                      Aggregate Commitment and the Alternative
                      Currency Commitment...............................29
SECTION 2.8           Termination of Credit Facility....................31
SECTION 2.9           Increase of the Aggregate Commitment..............31


ARTICLE III  LETTER OF CREDIT FACILITY..................................32
SECTION 3.1           L/C Commitment....................................32
SECTION 3.2           Procedure for Issuance of Letters of Credit.......33
SECTION 3.3           Commissions and Other Charges.....................33
SECTION 3.4           L/C Participations................................34
SECTION 3.5           Reimbursement Obligation of the Borrower..........35
SECTION 3.6           Obligations Absolute..............................35
SECTION 3.7           Effect of Application.............................36


ARTICLE IV  GENERAL LOAN PROVISIONS.....................................36
SECTION 4.1           Interest..........................................36
SECTION 4.2           Notice and Manner of Conversion or
                      Continuation of Loans.............................39
SECTION 4.3           Fees..............................................40
SECTION 4.4           Manner of Payment.................................40
SECTION 4.5           Crediting of Payments and Proceeds................42
SECTION 4.6           Adjustments.......................................42
SECTION 4.7           Nature of Obligations of Lenders
                      Regarding Extensions of Credit; Assumption
                      by the Administrative Agent.......................42
SECTION 4.8.          Redenomination of Alternative Currency Loans......43
SECTION 4.9.          Regulatory Limitation.............................44
SECTION 4.10          Changed Circumstances.............................44
SECTION 4.11         Indemnity..........................................47
SECTION 4.12         Capital Requirements...............................47
SECTION 4.13         Taxes..............................................48
SECTION 4.14.        Rounding and Other Consequential Changes...........49
SECTION 4.15.        Replacement of Lenders.............................51
SECTION 4.16.        Security...........................................51


ARTICLE V  CLOSING; CONDITIONS OF CLOSING AND BORROWING.................51
SECTION 5.1           Closing...........................................51
SECTION 5.2           Conditions to Closing and Initial
                      Extensions of Credit..............................51
SECTION 5.3           Conditions to All Extensions of Credit............56


ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF THE BORROWER..............57
SECTION 6.1           Representations and Warranties....................57
SECTION 6.2           Survival of Representations and Warranties, Etc...64


ARTICLE VII  FINANCIAL INFORMATION AND NOTICES..........................64
SECTION 7.1           Financial Statements and Projections..............65
SECTION 7.2           Officer's Compliance Certificate..................65
SECTION 7.3           Accountants' Certificate..........................65
SECTION 7.4           Other Reports.....................................66
SECTION 7.5           Notice of Litigation and Other Matters............66
SECTION 7.6           Accuracy of Information...........................67


ARTICLE VIII  AFFIRMATIVE COVENANTS.....................................67
SECTION 8.1           Preservation of Corporate Existence
                      and Related Matters...............................67
SECTION 8.2           Maintenance of Property...........................67
SECTION 8.3           Insurance.........................................67
SECTION 8.4           Accounting Methods and Financial Records..........67
SECTION 8.5           Payment and Performance of Obligations............68
SECTION 8.6           Compliance With Laws and Approvals................68
SECTION 8.7           Environmental Laws................................68
SECTION 8.8           Compliance with ERISA.............................68
SECTION 8.9           Compliance With Agreements........................69
SECTION 8.10         Visits and Inspections.............................69
SECTION 8.11         Additional Subsidiaries and Additional Collateral..69
SECTION 8.12         Use of Proceeds....................................71
SECTION 8.13         Further Assurances.................................71


ARTICLE IX  FINANCIAL COVENANTS.........................................71
SECTION 9.1           Leverage Ratio....................................71
SECTION 9.2           Consolidated Net Worth............................71
SECTION 9.3           Interest Coverage Ratio...........................71
SECTION 9.4           Capital Expenditures..............................72


ARTICLE X  NEGATIVE COVENANTS...........................................72
SECTION 10.1         Limitations on Debt................................72
SECTION 10.2         Limitations on Liens...............................73
SECTION 10.3         Limitations on Loans, Advances,
                     Investments and Acquisitions.......................74
SECTION 10.4         Limitations on Mergers and Liquidation.............76
SECTION 10.5         Limitations on Sale of Assets......................77
SECTION 10.6         Limitations on Dividends and Distributions.........77
SECTION 10.7         Limitations on Exchange and
                     Issuance of Capital Stock..........................78
SECTION 10.8         Transactions with Affiliates.......................78
SECTION 10.9         Certain Accounting Changes; Organizational
                     Documents..........................................78
SECTION 10.10        Amendments; Payments and Prepayments of
                     Subordinated Debt..................................79
SECTION 10.11        Restrictive Agreements.............................79
SECTION 10.12        Nature of Business.................................79
SECTION 10.13        Impairment of Security Interests...................79


ARTICLE XI  DEFAULT AND REMEDIES........................................79
SECTION 11.1         Events of Default..................................79
SECTION 11.2         Remedies...........................................82
SECTION 11.3         Rights and Remedies Cumulative; Non-Waiver; etc....83
SECTION 11.4.        Judgment Currency..................................83


ARTICLE XII  THE ADMINISTRATIVE AGENT...................................84
SECTION 12.1         Appointment........................................84
SECTION 12.2         Delegation of Duties...............................84
SECTION 12.3         Exculpatory Provisions.............................84
SECTION 12.4         Reliance by the Administrative Agent...............84
SECTION 12.5         Notice of Default..................................85
SECTION 12.6         Non-Reliance on the Administrative Agent
                     and Other Lenders..................................85
SECTION 12.7         Indemnification....................................86
SECTION 12.8         The Administrative Agent in Its
                     Individual Capacity................................86
SECTION 12.9         Administrative Agent May File Proofs of Claim......86
SECTION 12.10        Resignation of the Administrative Agent;
                     Successor Administrative Agent.....................86


ARTICLE XIII  MISCELLANEOUS.............................................88
SECTION 13.1         Notices............................................88
SECTION 13.2         Expenses; Indemnity................................89
SECTION 13.3         Set-off............................................89
SECTION 13.4         Governing Law......................................90
SECTION 13.5         Jurisdiction and Venue.............................90
SECTION 13.6         Binding Arbitration; Waiver of Jury Trial..........91
SECTION 13.7         Reversal of Payments...............................92
SECTION 13.8         Injunctive Relief; Punitive Damages................92
SECTION 13.9         Accounting Matters.................................92
SECTION 13.10        Successors and Assigns; Participations.............93
SECTION 13.11        Amendments, Waivers and Consents...................97
SECTION 13.12        Performance of Duties..............................97
SECTION 13.13        All Powers Coupled with Interest...................97
SECTION 13.14        Survival of Indemnities............................97
SECTION 13.15        Titles and Captions................................98
SECTION 13.16        Severability of Provisions.........................98
SECTION 13.17        Counterparts.......................................98
SECTION 13.18        Term of Agreement..................................98
SECTION 13.19        Advice of Counsel..................................98
SECTION 13.20        No Strict Construction.............................98
SECTION 13.21        Inconsistencies with Other Documents;
                     Independent Effect of Covenants....................98
SECTION 13.22        Continuity of Contract.............................99

                             EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A-1          -        Form of Revolving Credit Note
Exhibit A-2          -        Form of Swingline Note
Exhibit A-3          -        Form of Alternative Currency Note
Exhibit B            -        Form of Notice of Borrowing
Exhibit C            -        Form of Notice of Account Designation
Exhibit D            -        Form of Notice of Prepayment
Exhibit E            -        Form of Notice of Conversion/Continuation
Exhibit F            -        Form of Officer's Compliance Certificate
Exhibit G            -        Form of Assignment and Acceptance
Exhibit H            -        Form of Subsidiary Guaranty Agreement
Exhibit I            -        Form of Collateral Agreement
Exhibit J            -        Form of Joinder Agreement


SCHEDULES

Schedule 1.1(a)      -        Lenders and Commitments
Schedule 1.1(b)      -        Mandatory Cost Rate
Schedule 6.1(a)      -        Jurisdictions of Organization and Qualification
Schedule 6.1(b)      -        Subsidiaries and Capitalization
Schedule 6.1(i)      -        ERISA Plans
Schedule 6.1(l)      -        Labor and Collective Bargaining Agreements
Schedule 6.1(s)      -        Debt and Guaranty Obligations
Schedule 6.1(t)      -        Litigation
Schedule 10.2        -        Existing Liens
Schedule 10.3        -        Existing Loans, Advances and Investments
Schedule 10.8        -        Transactions with Affiliates